EXHIBIT 2.1




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                        AGREEMENT AND PLAN OF MERGER



                                by and among



                              FPL GROUP, INC.,



                            ENTERGY CORPORATION,



                             WCB HOLDING CORP.,



                          RANGER ACQUISITION CORP.



                                    and

                           RING ACQUISITION CORP.



                         Dated as of July 30, 2000





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                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                 ARTICLE I

                                The Mergers
                                -----------

SECTION 1.01.  The Mergers...............................................2
SECTION 1.02.  Closing...................................................3
SECTION 1.03.  Effective Time of the Mergers.............................3
SECTION 1.04.  Effects of the Mergers....................................3
SECTION 1.05.  Directors and Officers of FPL
                   and Entergy...........................................4
SECTION 1.06.  Board of Directors; Officers..............................5
SECTION 1.07.  Post-Merger Operations....................................5


                                 ARTICLE II

             Effect of the Mergers on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates
             -------------------------------------------------

SECTION 2.01.  Effect on Capital Stock...................................6
SECTION 2.02.  Exchange of Certificates..................................8


                                ARTICLE III

                       Representations and Warranties
                       ------------------------------

SECTION 3.01.  Representations and Warranties of
                   FPL...................................................13
SECTION 3.02.  Representations and Warranties of
                   Entergy...............................................31


                                 ARTICLE IV

                                 Covenants
                                 ---------

SECTION 4.01.  Covenants of FPL..........................................46
SECTION 4.02.  Covenants of Entergy......................................53
SECTION 4.03.  No Solicitation by FPL....................................59
SECTION 4.04.  No Solicitation by Entergy................................62
SECTION 4.05.  Other Actions.............................................65
SECTION 4.06.  Coordination of Dividends.................................65



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                                 ARTICLE V

                           Additional Agreements
                           ---------------------

SECTION 5.01.   Preparation of the Form S-4 and the Joint
                   Proxy Statement; Shareholders
                   Meetings..............................................65
SECTION 5.02.  Letters of FPL's Accountants..............................67
SECTION 5.03.  Letters of Entergy's Accountants..........................67
SECTION 5.04.   Access to Information; Confidentiality...................67
SECTION 5.05.   Regulatory Matters; Reasonable Best
                   Efforts...............................................68
SECTION 5.06.   Stock Options; Restricted Stock and Equity
                   Awards; Stock Plans...................................70
SECTION 5.07.  Employee Matters; Stock Plans.............................73
SECTION 5.08.   Indemnification, Exculpation and
                   Insurance.............................................74
SECTION 5.09.  Fees and Expenses.........................................75
SECTION 5.10.  Public Announcements......................................79
SECTION 5.11.  Affiliates................................................79
SECTION 5.12.  NYSE Listing..............................................79
SECTION 5.13.  Shareholder Litigation....................................79
SECTION 5.14.  Tax Treatment.............................................79
SECTION 5.15.  Common Stock Repurchases..................................80
SECTION 5.16.  Standstill Agreements; Confidentiality
                   Agreements............................................80


                                 ARTICLE VI

                            Conditions Precedent
                            --------------------

SECTION 6.01.  Conditions to Each Party's Obligation To
                   Effect the Mergers....................................81
SECTION 6.02.  Conditions to Obligations of FPL..........................81
SECTION 6.03.  Conditions to Obligations of Entergy......................83
SECTION 6.04.  Frustration of Closing Conditions.........................84


                                ARTICLE VII

                     Termination, Amendment and Waiver
                     ---------------------------------

SECTION 7.01.  Termination...............................................85
SECTION 7.02.  Effect of Termination.....................................87
SECTION 7.03.  Amendment.................................................88
SECTION 7.04.  Extension; Waiver.........................................88
SECTION 7.05.  Procedure for Termination, Amendment,
                   Extension or Waiver...................................88


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                                ARTICLE VIII

                             General Provisions
                             ------------------

SECTION 8.01.  Nonsurvival of Representations and
                   Warranties............................................89
SECTION 8.02.  Notices...................................................89
SECTION 8.03.  Definitions...............................................90
SECTION 8.04.  Interpretation............................................91
SECTION 8.05.  Counterparts..............................................91
SECTION 8.06.  Entire Agreement; No Third-Party
                   Beneficiaries.........................................91
SECTION 8.07.  Governing Law.............................................92
SECTION 8.08.  Assignment................................................92
SECTION 8.09.  Enforcement...............................................92
SECTION 8.10.  Severability..............................................93
SECTION 8.11.  Waiver of Jury Trial......................................93


Exhibit A       Form of Articles of Incorporation of the
                   Company as of the Effective Time
Exhibit B       Form of By-laws of the Company as of the
                   Effective Time

Exhibit C       Corporate Governance of the Company Following
                   the Effective Time
Exhibit D       Form of Affiliate Letter


                                    iii


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                           AGREEMENT AND PLAN OF MERGER dated as of July
                  30, 2000 (this "Agreement"), by and among FPL GROUP, INC., a Florida corporation ("FPL"), ENTERGY CORPORATION, a Delaware corporation ("Entergy"), WCB HOLDING CORP., a Delaware corporation, 50% of whose outstanding capital stock is owned by FPL and 50% of whose outstanding capital stock is owned by Entergy (the "Company"), RANGER ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of the Company ("Merger Sub A"), and RING ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub B").

          WHEREAS the respective Boards of Directors of FPL, Entergy, the Company, Merger Sub A and Merger Sub B have approved the consummation of the business combination provided for in this Agreement, pursuant to which Merger Sub A and Merger Sub B will merge with and into FPL and Entergy, respectively, whereby, subject to the terms of Article II, each share of common stock, par value $.01 per share, of FPL (including, except as the context otherwise requires, the associated FPL Rights as defined in Section 3.01(b), the "FPL Common Stock") and each share of common stock, par value $.01 per share, of Entergy (the "Entergy Common Stock") will be converted into the right to receive the Merger Consideration (as defined in Section 2.02) (such transactions are referred to herein individually as the "FPL Merger" and the "Entergy Merger", respectively, and collectively as the "Mergers"), as a result of which the holders of FPL Common Stock and Entergy Common Stock will together own all of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") (and the Company will, in turn, own all of the outstanding shares of common stock, par value $.01 per share, of the surviving corporation in the FPL Merger (the "Surviving FPL Common Stock") and all of the outstanding shares of common stock, par value $.01 per share, of the surviving corporation in the Entergy Merger (the "Surviving Entergy Common Stock"));

          WHEREAS the respective Boards of Directors of FPL and Entergy have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, the best interests of their respective corporations and shareholders and each of FPL's and Entergy's respective business strategies and goals;

          WHEREAS FPL and Entergy desire to make certain representations, warranties, covenants and agreements in


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                                                                          2

connection with the Mergers and also to prescribe various conditions to the Mergers; and

          WHEREAS, for Federal income tax purposes, it is intended that each of the Mergers will constitute a tax-free transaction governed by
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of FPL and Entergy will recognize no gain or loss for Federal income tax purposes as a result of the consummation of the Mergers.

          NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                 ARTICLE I

                                The Mergers
                                -----------

          SECTION 1.01. The Mergers. Upon the terms and subject to the conditions set forth in this Agreement:

                  (a) At the FPL Effective Time (as defined in Section 1.03), Merger Sub A shall be merged with and into FPL in accordance with the Florida Business Corporation Act (the "FBCA"). FPL shall be the surviving corporation in the FPL Merger and shall continue its corporate existence under the laws of the State of Florida and shall succeed to and assume all of the rights and obligations of FPL and Merger Sub A in accordance with the FBCA. As a result of the FPL Merger, FPL shall become a wholly-owned subsidiary of the Company. The effects and the consequences of the FPL Merger shall be as set forth in Section 1.04(a).

                  (b) At the Entergy Effective Time (as defined in Section 1.03), Merger Sub B shall be merged with and into Entergy in accordance with the Delaware General Corporation Law (the "DGCL"). Entergy shall be the surviving corporation in the Entergy Merger and shall continue its corporate existence under the laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of Entergy and Merger Sub B in accordance with the DGCL. As a result of the Entergy Merger, Entergy shall become a wholly-owned subsidiary of the Company. The effects and the consequences of the Entergy Merger shall be as set forth in
         Section 1.04(a).



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                                                                          3


          SECTION 1.02. Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI, unless another time or date is agreed to by the parties hereto. The Closing shall be held at such location in The City of New York as is agreed to by the parties hereto.

          SECTION 1.03. Effective Time of the Mergers. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, (i) with respect to the FPL Merger, the parties thereto shall deliver articles of merger (the "FPL Certificate of Merger") executed in accordance with, and containing such information as is required by, Section
607.1105 of the FBCA to the Department of State of the State of Florida and shall make all other filings or recordings required under the FBCA, and
(ii) with respect to the Entergy Merger, the parties thereto shall file a certificate of merger (the "Entergy Certificate of Merger") executed in accordance with, and containing such information as is required by, the relevant provisions of Section 251 of the DGCL with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The FPL Merger shall become effective at such time as the FPL Certificate of Merger is duly filed by the Department of State of the State of Florida (the time the FPL Merger becomes effective being hereinafter referred to as the "FPL Effective Time") and the Entergy Merger shall become effective at such time as the Entergy Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the time the Entergy Merger becomes effective being hereinafter referred to as the "Entergy Effective Time"). The FPL Effective Time shall be the same date and time as the Entergy Effective Time (such date and time referred to herein as the "Effective Time").

          SECTION 1.04. Effects of the Mergers. (a) The FPL Merger and the Entergy Merger shall generally have the effects set forth in the applicable provisions of the FBCA and the DGCL, respectively. In addition, the Mergers shall have the following effects:

               (i) At the Effective Time, (A) the articles of incorporation of FPL, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of FPL as the surviving corporation in the FPL Merger until thereafter changed or amended as provided therein or by


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                                     4

          applicable law and (B) the by-laws of FPL, as in effect immediately prior to the FPL Effective Time, shall be the by-laws of FPL as the surviving corporation in the FPL Merger, until thereafter changed or amended as provided therein, in the articles of incorporation of FPL or by applicable law.

               (ii) At the Effective Time, (A) the certificate of incorporation of Entergy, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of Entergy as the surviving corporation in the Entergy Merger until thereafter changed or amended as provided therein or by applicable law and (B) the by-laws of Entergy, as in effect immediately prior to the Entergy Effective Time, shall be the by-laws of Entergy as the surviving corporation in the Entergy Merger, until thereafter changed or amended as provided therein, in the certificate of incorporation of Entergy or by applicable law.

          (b) The parties shall take all appropriate action so that, at the Effective Time, (i) the articles of incorporation of the Company shall be in the form attached as Exhibit A hereto and (ii) the by-laws of the Company shall be in the form attached as Exhibit B hereto. Each of FPL and Entergy shall take all actions necessary to cause the Company, Merger Sub A and Merger Sub B to take any actions necessary in order to consummate the Mergers and the other transactions contemplated hereby.

          SECTION 1.05. Directors and Officers of FPL and Entergy. (a) The directors of Merger Sub A at the Effective Time shall, from and after the Effective Time, be the directors of FPL as the surviving corporation in the FPL Merger until their successors have been duly elected or appointed and qualified.

          (b) Subject to Section 1.06, the officers of FPL at the Effective Time shall, from and after the Effective Time, continue to be the officers of FPL as the surviving corporation in the FPL Merger until their successors have been duly elected or appointed and qualified.

          (c) The directors of Merger Sub B at the Effective Time shall, from and after the Effective Time, be the directors of Entergy as the surviving corporation in the Entergy Merger until their successors have been duly elected or appointed and qualified.



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                                                                          5

          (d) Subject to Section 1.06, the officers of Entergy at the Effective Time shall, from and after the Effective Time, continue to be the officers of Entergy as the surviving corporation in the Entergy Merger until their successors have been duly elected or appointed and qualified.

          SECTION 1.06. Board of Directors; Officers. From and after the Effective Time, the Board of Directors of the Company, the committees of the Board of Directors of the Company and the chairpersons thereof shall be as set forth in Exhibit C hereto and the senior officers of the Company shall be as disclosed in Section 1.06 of the FPL Disclosure Letter (as defined in Section 3.01(a)).

          SECTION 1.07. Post-Merger Operations. Following the Effective Time, the Company shall conduct its operations in accordance with the following:

               (a) Name. At the Effective Time, the Company's name shall be a new name agreed upon between the Board of Directors of FPL and the Board of Directors of Entergy prior to the Effective Time.

               (b) Principal Corporate Offices. The Company shall maintain its headquarters and principal corporate offices in Juno Beach, Florida and shall maintain the headquarters of its utility operations in New Orleans, Louisiana. Each of Florida Power & Light Company, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. shall maintain its utility headquarters in its present location.

               (c) Charities. The parties agree that provision of charitable contributions and community support in their respective service areas serves a number of their important corporate goals. During the two-year period immediately following the Effective Time, the Company and its subsidiaries taken as a whole intend to continue to provide charitable contributions and community support within the service areas of the parties and each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided, directly or indirectly, by FPL and Entergy within their service areas during the two-year period immediately prior to the Effective Time.


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                                                                          6


               (d) Transition Committee. The parties shall create a special transition committee (the "Transition Committee") that shall be headed by the Chief Executive Officer of FPL and shall be composed of an equal number of designees of FPL and Entergy. The Transition Committee shall examine various alternatives regarding the manner in which to best organize and manage the business of the Company after the Effective Time, subject to applicable law.


                                 ARTICLE II

             Effect of the Mergers on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates
             --------------------------------------------------

          SECTION 2.01. Effect on Capital Stock. (a) At the FPL Effective Time, by virtue of the FPL Merger and without any action on the part of the holder of any shares of FPL Common Stock or any capital stock of Merger Sub
A:

               (i) Cancelation of Certain FPL Common Stock. Each share of FPL Common Stock that is owned by FPL, Entergy or the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (ii) Conversion of FPL Common Stock. Subject to Section 2.02(e), each issued and outstanding share of FPL Common Stock (other than shares to be canceled in accordance with Section 2.01(a)(i)) shall be converted into the right to receive 1 (the "FPL Ratio") fully paid and nonassessable share of Company Common Stock. As of the FPL Effective Time, all such shares of FPL Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of FPL Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock (and cash in lieu of fractional shares of Company Common Stock) to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

               (iii) Conversion of Merger Sub A Common Stock. The aggregate of all shares of the capital stock of Merger Sub A issued and outstanding immediately



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                                                                          7


          prior to the FPL Effective Time (of which, as of the date of this Agreement, 1,000 shares of common stock, par value $.01 per share, are issued and outstanding, each entitling the holder thereof to vote on the approval of this Agreement) shall be converted into the right to receive 1,000 shares of Surviving FPL Common Stock.

          (b) At the Entergy Effective Time, by virtue of the Entergy Merger and without any action on the part of any holder of Entergy Common Stock or any capital stock of Merger Sub B:

               (i) Cancelation of Certain Entergy Common Stock. Each share of Entergy Common Stock that is owned by Entergy, FPL or the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (ii) Conversion of Entergy Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Entergy Common Stock (other than shares to be canceled in accordance with Section 2.01(b)(i)) shall be converted into the right to receive
          0.585 (the "Entergy Ratio", and together with the FPL Ratio, the "Exchange Ratios") of a fully paid and nonassessable share of Company Common Stock. As of the Entergy Effective Time, all such shares of Entergy Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Entergy Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock (and cash in lieu of fractional shares of Company Common Stock) to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

               (iii) Conversion of Merger Sub B Common Stock. The aggregate of all shares of the capital stock of Merger Sub B issued and outstanding immediately prior to the Entergy Effective Time (of which, as of the date of this Agreement, 1,000 shares of common stock, without par value, are issued and outstanding, each entitling the holder thereof to vote on the approval of this Agreement) shall be


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                                                                          8


          converted into the right to receive 1,000 shares of Surviving Entergy Common Stock.

          (c) At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of FPL, Entergy or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, the Company shall enter into an agreement with such bank or trust company as may be mutually agreed by FPL and Entergy (the "Exchange Agent"), which agreement shall provide that the Company shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of FPL Common Stock and Entergy Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Company Common Stock (such shares of Company Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of FPL Common Stock and Entergy Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of FPL Common Stock or Entergy Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Company Common Stock pursuant to Section 2.01 (the "Merger Consideration"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as FPL and Entergy may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Company Common Stock that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in


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                                                                          9


accordance with Section 2.02(c) and cash in lieu of any fractional share of Company Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of FPL Common Stock or Entergy Common Stock that is not registered in the transfer records of FPL or Entergy, as the case may be, a certificate representing the proper number of shares of Company Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Company Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of FPL Common Stock or Entergy Common Stock, as the case may be, in accordance with Section 2.02(e). No interest shall be paid or will accrue on the Merger Consideration or any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock issuable hereunder in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Company Common Stock shall be paid by the Company to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock and the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

          (d) No Further Ownership Rights in FPL Common Stock or Entergy Common Stock. All shares of Company Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of FPL Common Stock or Entergy Common Stock, as the case may be, theretofore represented by such Certificates, subject, however, to FPL's and Entergy's respective obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by FPL or Entergy, as the case may be, on such shares of FPL Common Stock or Entergy Common Stock that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of FPL or Entergy of the shares of FPL Common Stock and Entergy Common Stock, respectively, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, FPL, Entergy or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

          (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Company shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of Company Common Stock to be distributed to former holders of FPL Common Stock and Entergy Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the



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                                                                         11


Exchange Agent shall, on behalf of former shareholders of FPL and Entergy, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in Section
2.02(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing FPL Common Stock or Entergy Common Stock, as the case may be, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of FPL Common Stock or Entergy Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of FPL Common Stock or Entergy Common Stock is entitled (after taking into account all shares of FPL Common Stock or Entergy Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of FPL Common Stock and Entergy Common Stock are entitled.

          (iv) Notwithstanding the provisions of Section 2.02(e)(ii) and
(iii), the Company may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments herein above contemplated, to pay each former holder of FPL Common Stock or Entergy Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of FPL Common Stock or Entergy Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of FPL Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

          (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing FPL Common Stock or Entergy Common Stock, as the case may be, with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing FPL Common Stock or Entergy Common Stock, as the case may be, subject to and in accordance with the terms of Section 2.02(c).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of their claim for Merger Consideration, any dividends or distributions with respect to Company Common Stock, and any cash in lieu of fractional shares of Company Common Stock.

          (g) No Liability. None of the Company, FPL, Entergy or the Exchange Agent shall be liable to any person in respect of any shares of Company Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Company Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing FPL Common Stock or Entergy Common Stock, as the case may be, pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.01(d)), any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

                                ARTICLE III

                       Representations and Warranties
                       ------------------------------

          SECTION 3.01. Representations and Warranties of FPL. FPL represents and warrants to Entergy as follows:

          (a) Organization and Qualification. (i) Each of FPL and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have such power and authority that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on FPL. Each of FPL and its subsidiaries is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (with respect to jurisdictions that recognize the concept of good standing) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. Section 3.01(a) of the letter dated the date of this Agreement and delivered to Entergy by FPL concurrently with the execution and delivery of this Agreement (the "FPL Disclosure Letter") sets forth as of the date of this Agreement the name and jurisdiction of organization of each subsidiary of FPL.

          (ii) Section 3.01(a) of the FPL Disclosure Letter sets forth a description as of the date of this Agreement, of all FPL Joint Ventures, including (x) the name of each such entity and (y) a brief description of the principal line or lines of business conducted by each such entity. For purposes of this Agreement:

               (A) "Joint Venture" of a person or entity shall mean any person that is not a subsidiary of such first person, in which such first person or one or more of its subsidiaries owns directly or indirectly an equity interest, other than equity interests held for passive investment purposes that are less than 5% of each class of the outstanding voting securities or equity interests;

               (B) "FPL Joint Venture" shall mean any Joint Venture of FPL or any of its subsidiaries in which the fair market value of FPL's or its subsidiaries' interest exceeds $60,000,000, as reasonably determined by FPL; and

               (C) "Entergy Joint Venture" shall mean the joint venture (the "Koch JV") between Entergy and Koch Energy, Inc. and any Joint Venture of Entergy or any of its subsidiaries in which the fair market value of Entergy's or its subsidiaries' interest exceeds $60,000,000, as reasonably determined by Entergy.

          (iii) Except for interests in the subsidiaries of FPL, the FPL Joint Ventures and interests acquired after the date of this Agreement without violating any covenant, and except as disclosed in the FPL SEC Reports (as defined in Section 3.01(e)) filed prior to the date of this Agreement or
Section 3.01(a) of the FPL Disclosure Letter, FPL does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person, which interest individually has a fair market value as of the date of this Agreement in excess of $60,000,000, as reasonably determined by FPL.

          (b) Capital Stock. (i) The authorized capital stock of FPL consists of:

               (A) 300,000,000 shares of FPL Common Stock, of which 177,752,585 shares were issued and outstanding as of July 30, 2000; and

               (B) 100,000,000 shares of preferred stock, par value $.01 per share, none of which were issued and outstanding as of the date of this Agreement (the "FPL Preferred Stock").

          As of July 30, 2000, no shares of FPL Common Stock were held in the treasury of FPL. As of the date of this Agreement, (x) 3,000,000 shares of FPL Preferred Stock are designated Series A Junior Participating Preferred Stock (the "FPL Series A Preferred Stock") and are reserved for issuance in accordance with the Rights Agreement dated as of July 1, 1996, as amended, by and between FPL and The First National Bank of Boston, as Rights Agent (the "FPL Rights Agreement"), pursuant to which FPL has issued rights (the "FPL Rights") to purchase such shares of FPL Series A Preferred Stock and (y) 1,460,470 shares of FPL Common Stock were subject to outstanding FPL Employee Stock Options (as defined in Section 5.06) and 1,032,145 additional shares of FPL Common Stock were reserved for issuance pursuant to the 1994 Long-Term Incentive Plan (the "FPL Option Plans"). All of the issued and outstanding shares of FPL Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to the FPL Rights Agreement, and except as disclosed in this Section 3.01(b) or in Section 3.01(b) of the FPL Disclosure Letter, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, rights (including stock appreciation rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating FPL or any of its subsidiaries to issue or sell any shares of capital stock of FPL or to grant, extend or enter into any Option with respect thereto.

          (ii) Except as permitted by this Agreement and except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(b) of the FPL Disclosure Letter, all of the outstanding shares of capital stock of each subsidiary of FPL are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by FPL or a subsidiary, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). The shares of the Company owned by FPL are owned free and clear of any Lien. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(b) of the FPL Disclosure Letter, there are no (A) outstanding Options obligating FPL or any of its subsidiaries to issue or sell any shares of capital stock of any subsidiary of FPL or to grant, extend or enter into any such Option or (B) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than FPL or a subsidiary wholly owned, directly or indirectly, by FPL with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any subsidiary of FPL.

          (iii) Except for Florida Power & Light Company ("FPL Utility"), as of the date of this Agreement, none of the subsidiaries of FPL or the FPL Joint Ventures is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively. None of FPL, its subsidiaries and the FPL Joint Ventures is registered under the 1935 Act.

          (iv) Except as disclosed in Section 3.01(b)(iv) of the FPL Disclosure Letter, as of the date of this Agreement, no bonds, debentures, notes or other indebtedness of FPL or any of its subsidiaries having the right to vote (or which are convertible into or exercisable for securities having the right to vote) (collectively, "FPL Voting Debt") on any matters on which FPL shareholders may vote are issued or outstanding nor are there any outstanding Options obligating FPL or any of its subsidiaries to issue or sell any FPL Voting Debt or to grant, extend or enter into any Option with respect thereto.

          (c) Authority. FPL has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining FPL Shareholders Approval (as defined in Section 3.01(p)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by FPL and the consummation by FPL of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors of FPL, the Board of Directors of FPL has recommended approval of this Agreement by the shareholders of FPL and directed that this Agreement be submitted to the shareholders of FPL for their approval, and no other corporate proceedings on the part of FPL or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by FPL and the consummation by FPL of the FPL Merger and the other transactions contemplated hereby, other than obtaining FPL Shareholders Approval. This Agreement has been duly and validly executed and delivered by FPL and constitutes a legal, valid and binding obligation of FPL enforceable against FPL in accordance with its terms.

          (d) No Conflicts; Approvals and Consents. (i) The execution and delivery of this Agreement by FPL do not, and the performance by FPL of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancelation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of FPL or any of its subsidiaries or any of the FPL Joint Ventures under, any of the terms, conditions or provisions of
(A) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of FPL or any of its subsidiaries, or (B) subject to the obtaining of FPL Shareholders Approval and the taking of the actions described in paragraph (ii) of this Section 3.01(d) and obtaining the Entergy Required Statutory Approvals, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, order, writ or decree (together, "orders"), of any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Authority") applicable to FPL or any of its subsidiaries or any of the FPL Joint Ventures or any of their respective assets or properties, or (y) except as disclosed in Section 3.01(d) of the FPL Disclosure Letter, any note, bond, mortgage, security agreement, agreement, indenture, franchise, concession, contract, lease or other instrument to which FPL or any of its subsidiaries or any of the FPL Joint Ventures is a party or by which FPL or any of its subsidiaries or any of the FPL Joint Ventures or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

          (ii) Except for (A) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"); (B) the filing with and, to the extent required, the declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of (1) a proxy statement relating to the approval of this Agreement by FPL's shareholders (such proxy statement, together with the proxy statement relating to the approval of this Agreement by Entergy's shareholders, in each case as amended or supplemented from time to time, the "Joint Proxy Statement") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (2) the registration statement on Form S-4 prepared in connection with the issuance of Company Common Stock in the Mergers (the "Form S-4") and (3) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under the 1935 Act; (F) notice to, and the consent and approval of, the Federal Energy Regulatory Commission (the "FERC") under Section 203 of the Federal Power Act, as amended (the "Power Act"), or an order under the Power Act disclaiming jurisdiction over the transactions contemplated hereby; (G) the filing of an application to, and consent and approval of, and issuance of any required licenses and license amendments by, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"); (H) the filing of the FPL Certificate of Merger and other appropriate merger documents required by the FBCA with the Secretary of State of the State of Florida and appropriate documents with the relevant authorities of other states in which FPL is qualified to do business; (I) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.01(n)); (J) to the extent required, notice to and the approval of (1) the Florida Public Service Commission ("FPSC"), (2) the Louisiana Public Service Commission ("LPSC"), (3) the New Orleans City Council ("NOCC"), (4) the Arkansas Public Service Commission ("APSC"), (5) the Public Utility Commission of Texas ("PUCT"), (6) the Mississippi Public Service Commission ("MPSC") and (7) municipalities or other local governmental bodies in the State of Texas (the "Municipalities" and, collectively with the FPSC, the LPSC, the NOCC, the APSC, the PUCT and the MPSC, the "Applicable

PSCs"); (K) required pre-approvals (the "FCC Pre-Approvals") of license transfers with the Federal Communications Commission (the "FCC"); and (L) such other items as disclosed in Section 3.01(d) of the FPL Disclosure Letter (the items set forth above in clauses (A) through (H) and (J)(1) through (J)(6), together with the items identified with an "*" in Section 3.01(d) of the FPL Disclosure Letter, collectively, the "FPL Required Statutory Approvals"), no consent, approval, license, order or authorization ("Consents") or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by FPL, the performance by FPL of its obligations hereunder or the consummation of the Mergers and the other transactions contemplated hereby, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on FPL.

          (e) SEC Reports, Financial Statements and Utility Reports. (i) FPL and its subsidiaries have filed each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by FPL or any of its subsidiaries pursuant to the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") or the Exchange Act with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "FPL SEC Reports"). As of their respective dates, the FPL SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the FPL SEC Reports (the "FPL Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by

Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to FPL) the consolidated financial position of FPL and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

          (iii) All filings (other than immaterial filings) required to be made by FPL or any of its subsidiaries since January 1, 1997, under the 1935 Act, the Power Act, the Atomic Energy Act, the Communications Act of 1934 and applicable state laws and regulations, have been filed with the SEC, the FERC, the Department of Energy (the "DOE"), the NRC, the FCC or any applicable state public utility commissions (including, to the extent required, the FPSC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

          (f) Absence of Certain Changes or Events. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(f) of the FPL Disclosure Letter, since December 31, 1999, there has not been any change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on FPL.

          (g) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet (or notes thereto) as of December 31, 1999, included in FPL Financial Statements or as disclosed in
Section 3.01(g) of the FPL Disclosure Letter, as of the date of this Agreement, neither FPL nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of FPL and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred in the ordinary course of business consistent with past practice since December 31, 1999, or (ii) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

                  (h) Legal Proceedings. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or in Section 3.01(h) of the FPL Disclosure Letter and except for environmental matters that are governed by Section 3.01(n), as of the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of FPL, threatened against, relating to or affecting, nor to the knowledge of FPL are there any Governmental Authority investigations or audits pending or threatened against, relating to or affecting, FPL or any of its subsidiaries or any of the FPL Joint Ventures or any of their respective assets and properties that, in each case, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on FPL, and (ii) neither FPL nor any of its subsidiaries is subject to any order of any Governmental Authority that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on FPL.

          (i) Information Supplied. None of the informa tion supplied or to be supplied by FPL for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to FPL's shareholders or Entergy's shareholders or at the time of the FPL Shareholders Meeting (as defined in Section 5.01) or the Entergy Shareholders Meeting (as defined in Section 5.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by FPL with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Entergy for inclusion or incorporation by reference in the Joint Proxy Statement.

                    (j) Permits; Compliance with Laws and Orders. Except as disclosed in Section 3.01(j)(i) of the FPL Disclosure Letter, FPL, its subsidiaries and the FPL Joint Ventures hold all permits, licenses, certificates, authorizations and approvals of all Governmental Authorities ("Permits") necessary for the lawful conduct of their respective businesses, except for failures to hold such Permits that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. FPL, its subsidiaries and the FPL Joint Ventures are in compliance with the terms of their Permits, except failures so to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or in Section 3.01(j)(ii) of the FPL Disclosure Letter, FPL, its subsidiaries and the FPL Joint Ventures are not in violation of or default under any law or order of any Governmental Authority, except for such violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. This Section 3.01(j) does not relate to matters with respect to taxes, which are the subject of Section 3.01(k), Environmental Laws, which are the subject of Section 3.01(n), benefits plans, which are the subject of
Section 3.01(l), and nuclear power plants, which are the subject of Section 3.01(o).

          (k) Taxes. Except as disclosed in Section 3.01(k) of the FPL Disclosure Letter:

          (i) each of FPL, its subsidiaries, any predecessor thereof and any member of any consolidated group of which any of the foregoing is or has been a member (together, the "FPL Taxpayers") has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failures to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. All Taxes (as defined below) shown to be due and owing on such Tax Returns have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on FPL.

          (ii) The most recent financial statements contained in the FPL SEC Reports filed prior to the date of this Agreement reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by the FPL Taxpayers for all Taxable periods through the date of such financial statements, except to the extent that the aggregate amount of such Taxes payable exceeds the amount of such reserve by an amount that, individually or in the aggregate, has not had or could not reasonably be expected to have a material adverse effect on FPL. No deficiency with respect to any Taxes has been proposed, asserted or assessed against any FPL Taxpayer, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

          (iii) The Federal income Tax Returns of the FPL Taxpayers consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1985. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

          (iv) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any FPL Taxpayer. None of the FPL Taxpayers is bound by any agreement with respect to Taxes.

          (v) Neither FPL nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede the Mergers from constituting an exchange governed by Section 351 of the Code.

          (vi) For purposes of this Agreement:

          "Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, imposed by any level of government or Governmental Authority, or in connection with any agreement with respect to Taxes, including any direct or indirect Taxes, whatever their nature, on income or otherwise, together with all interest, surcharges and penalties imposed with respect to such amounts.

          "Tax Return" means all Tax returns, declarations, statements, reports, schedules, forms and information to be filed with any level of government or Governmental Authority of the United States or elsewhere, and any amended Tax return relating to Taxes.

          (l) Employee Benefit Plans; ERISA. (i) Except (x) as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(l) of the FPL Disclosure Letter and (y) for such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL, (A) all FPL Employee Benefit Plans are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) except for regular contribution, funding and vesting requirements of the FPL Employee Benefit Plans (as defined below), neither FPL nor any of its subsidiaries has any liabilities or obligations with respect to any such FPL Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of FPL are any such liabilities or obligations reasonably expected to be incurred. Except as disclosed in Section 3.01(l) of the FPL Disclosure Letter, the execution of this Agreement, and the transactions contemplated hereby, will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any FPL Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of FPL. The only material employment agreements, severance agreements or severance policies applicable to FPL or any of its subsidiaries or other FPL ERISA Affiliates (as defined below) are the agreements and policies disclosed to in Section 3.01(l) of the FPL Disclosure Letter.

               (ii)  As used herein:

               (A) "FPL Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by FPL or any of its subsidiaries or other FPL ERISA Affiliates for the benefit of the current or former employees or directors of FPL or any of its subsidiaries or other FPL ERISA Affiliates and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the FPL Effective Time and, in the case of a Plan that is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement with respect to which FPL or any of its subsidiaries has or could reasonably be expected to have any present or future actual or contingent liabilities;

               (B) "Plan" means any employment, bonus, incentive compensation, deferred compensation, long term incentive, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program, scheme or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA; and

               (C) "FPL ERISA Affiliate" means any person who, on or before the FPL Effective Time, is under common control with FPL within the meaning of Section 414 of the Code.

          (iii) No event has occurred, and there exists no condition or set of circumstances in connection with any FPL Employee Benefit Plan, that has had or could reasonably be expected to have a material adverse effect on FPL.

          (iv) No transaction contemplated hereby could reasonably be expected to result in liability to the Pension Benefit Guaranty Corporation (the "PBGC") or otherwise under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to FPL, any subsidiary or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed that could reasonably be expected to result in any such liability with respect to FPL, any subsidiary or any such corporation or organization.

          (m) Labor Matters. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(m) of the FPL Disclosure Letter, neither FPL nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or in Section 3.01(m) of the FPL Disclosure Letter, as of the date of this Agreement, there are no disputes pending or, to the knowledge of FPL, threatened between FPL or any of its subsidiaries and any trade union or other representatives of its employees and there is no charge or complaint pending or threatened in writing against FPL or any of its subsidiaries before the National Labor Relations Board (the "NLRB"), except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL, and, to the knowledge of FPL, as of the date of this Agreement, there are no material organizational efforts presently being made involving any of the employees of FPL or any of its subsidiaries. From December 31, 1996, to the date of this Agreement, there has been no work stoppage, strike or other concerted action by employees of FPL or any of its subsidiaries and, to the knowledge of FPL, no such action has been threatened in writing, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or in
          Section 3.01(m) of the FPL Disclosure Letter, since January 1, 1994, neither FPL nor any of its subsidiaries has engaged in any "plant closing" or "mass layoff", as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local law, without complying with the notice requirements of such laws, except for such failures to comply with the notice requirements of such laws that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

          (n) Environmental Matters. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(n) of the FPL Disclosure Letter:

               (i) Each of FPL, its subsidiaries and the FPL Joint Ventures has been and is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on FPL.

               (ii) Each of FPL, its subsidiaries and the FPL Joint Ventures has obtained all environmental Permits (collectively, the "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and FPL, its subsidiaries and the FPL Joint Ventures are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain such Environmental Permits, of such Permits to be in good standing or, where applicable, of a renewal application to have been timely filed and be pending or to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on FPL.

               (iii) There is no Environmental Claim (as hereinafter defined) pending:

               (A) against FPL or any of its subsidiaries or any of the FPL Joint Ventures;

               (B) to the knowledge of FPL, against any person or entity whose liability for such Environmental Claim FPL or any of its subsidiaries or any of the FPL Joint Ventures has retained or assumed either contractually or by operation of law; or

               (C) against any real or personal property or operations that FPL or any of its subsidiaries or any of the FPL Joint Ventures owns, leases or manages, in whole or in part, or, to the knowledge of FPL, formerly owned, leased or managed, in whole or in part, in each case, except for such Environmental Claims that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

               (iv) To the knowledge of FPL, there have not been any Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against FPL or any of its subsidiaries or any of the FPL Joint Ventures, in each case, except for such Releases that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

                (v) As used in this Section 3.01(n) and in Section
   3.02(n):

               (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, demand letters, directives, claims, liens, investigations, proceedings or notices or noncompliance, liability or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                    (1) the presence or Release into the environment of any
               Hazardous Materials at any location;

                    (2) circumstances forming the basis of any actual or
               alleged violation of, or liability under, any Environmental Law or Environmental Permit; or

                    (3) any and all claims by any third party seeking
               damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials;

               (B) "Environmental Laws" means all domestic or foreign Federal, state and local laws, principles of common law and orders relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including laws relating to the presence or Release of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials;

               (C) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and polychlorinated biphenyls; and (b) any chemical, material, substance or waste that is now prohibited, limited or regulated under any Environmental Law; and

               (D) "Release" means any actual or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (o) Operations of Nuclear Power Plants. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(o) of the FPL Disclosure Letter, the operations of the nuclear generation stations owned, in whole or part, by FPL or its subsidiaries (collectively, the "FPL Nuclear Facilities") are and have been conducted in compliance with all applicable laws and Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. Each of the FPL Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release (as defined in Section 3.01(n)) therefrom of radioactive materials and each such plan conforms with the requirements of applicable law in all material respects. The plans for the decommissioning of each of the FPL Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of applicable law in all material respects and, solely with respect to the portion of the FPL Nuclear Facilities owned, directly or indirectly, by FPL, are funded consistent with applicable law. The operations of the FPL Nuclear Facilities are not the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility, except for such notices or requests for information that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL. Liability insurance to the full extent required by law for operating the FPL Nuclear Facilities remains in full force and effect regarding such facilities, except for failures to maintain such insurance in full force and effect that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL.

          (p) Vote Required. Assuming the accuracy of the representation and warranty contained in Section 3.02(s), the affirmative vote of the holders of record of at least a majority of the outstanding shares of FPL Common Stock, with respect to the approval of this Agreement (the "FPL Shareholder Approval"), is the only vote of the holders of any class or series of the capital stock of FPL or its subsidiaries required to approve this Agreement, the FPL Merger and the other transactions contemplated hereby.

          (q) Opinion of Financial Advisor. FPL has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the FPL Exchange Ratio is fair from a financial point of view to the shareholders of FPL.

          (r) FPL Rights Agreement. As of the date of this Agreement, FPL or the Board of Directors of FPL, as the case may be, has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" (as defined in the FPL Rights Agreement) and (ii) amended the FPL Rights Agreement to render it inapplicable to this Agreement, the FPL Merger and other transactions contemplated hereby.

          (s) Ownership of Entergy Capital Stock. Neither FPL nor any of its subsidiaries or other affiliates beneficially owns any shares of Entergy Capital Stock.

          (t) Article VI of FPL's Articles of Incorporation and Section
607.0901 of the FBCA Not Applicable. FPL has taken all necessary actions, if any, so that neither the provisions of Article VI of FPL's Articles of Incorporation nor the provisions of Section 607.0901 of the FBCA will, before the termination of this Agreement, apply to this Agreement, the FPL Merger or the other transactions contemplated hereby.

          (u) Joint Venture Representations. Each representation or warranty made by FPL in this Section 3.01 relating to an FPL Joint Venture that is neither operated nor managed by FPL or an FPL subsidiary shall be deemed made only to the knowledge of FPL.

          (v) Insurance. Except as set forth in Section 3.01(v) of the FPL Disclosure Letter and except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on FPL, from January 1, 1999, through the date of this Agreement, each of FPL and its subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by FPL and its subsidiaries during such time period. Except as set forth in Section 3.01(v) of the FPL Disclosure Letter, neither FPL nor any of its subsidiaries has received any notice of cancelation or termination with respect to any insurance policy of FPL or any of its subsidiaries, except with respect to any cancelation or termination that, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on FPL.

          (w) Trading. FPL has established risk parameters, limits and guidelines in compliance with the risk management policy approved by the finance committee of FPL's Board of Directors (the "FPL Trading Guidelines") to restrict the level of risk that FPL and its subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the "Net FPL Position") and monitors compliance by FPL and its subsidiaries with such risk parameters. FPL has provided the FPL Trading Guidelines to Entergy prior to the date of this Agreement. As of the date of this Agreement, (i) the Net FPL Position is within the risk parameters that are set forth in the FPL Trading Guidelines and (ii) the exposure of FPL and its subsidiaries with respect to the Net FPL Position resulting from all such transactions is not material to FPL and its subsidiaries taken as a whole. From March 31, 2000 to the date of this Agreement, FPL and its subsidiaries have not, in accordance with generally recognized mark to market accounting policies, experienced an aggregate net loss in its trading and related operations that would be material to FPL and its subsidiaries taken as a whole.

          SECTION 3.02. Representations and Warranties of Entergy. Entergy represents and warrants to FPL as follows:


          (a) Organization and Qualification. (i) Each of Entergy and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have such power and authority that, individually or in the aggregate, have not had and could not be reasonably expected to have a material adverse effect (as defined in Section 8.03) on Entergy. Each of Entergy and its subsidiaries is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (with respect to jurisdictions that recognize the concept of good standing) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Section 3.02(a) of the letter dated the date of this Agreement and delivered to FPL by Entergy concurrently with the execution and delivery of this Agreement (the "Entergy Disclosure Letter") sets forth as of the date of this Agreement the name and jurisdiction of organization of each subsidiary of Entergy.

          (ii) Section 3.02(a) of the Entergy Disclosure Letter sets forth a description as of the date of this Agreement, of all Entergy Joint Ventures, including (x) the name of each such entity and (y) a brief description of the principal line or lines of business conducted by each such entity.

          (iii) Except for interests in the subsidiaries of Entergy, the Entergy Joint Ventures and interests acquired after the date of this Agreement without violating any covenant, and except as disclosed in the Entergy SEC Reports (as defined in Section 3.02(e)) filed prior to the date of this Agreement or Section 3.02(a) of the Entergy Disclosure Letter, Entergy does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person, which interest individually has a fair market value as of the date of this Agreement in excess of $60,000,000, as reasonably determined by Entergy.

          (b) Capital Stock. (i) The authorized capital stock of Entergy consists of 500,000,000 shares of Entergy Common Stock, of which 222,895,585 shares were issued and outstanding as of July 26, 2000. No shares of capital stock of Entergy were issued or outstanding from July 26, 2000, to and including the date of this Agreement.

          As of July 30, 2000, 23,709,144 shares of Entergy Common Stock were held in the treasury of Entergy. As of the date of this Agreement, 12,471,609 shares of Entergy Common Stock were subject to outstanding Entergy Employee Stock Options (as defined in Section 5.06) and 1,076,503 additional shares of Entergy Common Stock were reserved for issuance pursuant to the Equity Ownership Plan of Entergy Corporation and Subsidiaries, Equity Awards Plan of Entergy Corporation and Subsidiaries, Entergy Service Recognition Program for Outside Directors and Entergy Stock Plan for Outside Directors (collectively, the "Entergy Option Plans"). All of the issued and outstanding shares of Entergy Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in this Section 3.02(b) or in Section 3.02(b) of the Entergy Disclosure Letter, on the date of this Agreement there are no outstanding Options obligating Entergy or any of its subsidiaries to issue or sell any shares of capital stock of Entergy or to grant, extend or enter into any Option with respect thereto.

          (ii) Except as permitted by this Agreement and except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or Section 3.02(b) of the Entergy Disclosure Letter, all of the outstanding shares of capital stock of each subsidiary of Entergy are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Entergy or a subsidiary, free and clear of any Liens. The shares of the Company owned by Entergy are owned free and clear of any Lien. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or Section 3.02(b) of the Entergy Disclosure Letter, there are no (A) outstanding Options obligating Entergy or any of its subsidiaries to issue or sell any shares of capital stock of any subsidiary of Entergy or to grant, extend or enter into any such Option or (B) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Entergy or a subsidiary wholly owned, directly or indirectly, by Entergy with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any subsidiary of Entergy.

          (iii) Except for Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Power, Inc. and System Energy Resources, Inc. (the "Entergy Utilities"), and except as disclosed in Section 3.02(b) of the Entergy Disclosure Letter, as of the date of this Agreement, none of the subsidiaries of Entergy or the Entergy Joint Ventures is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except for Entergy, none of Entergy, its subsidiaries and the Entergy Joint Ventures is registered under the 1935 Act.

          (iv) Except as disclosed in Section 3.02(b)(iv) of the Entergy Disclosure Letter, as of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Entergy or any of its subsidiaries having the right to vote (or which are convertible into or exercisable for securities having the right to vote) (collectively, "Entergy Voting Debt") on any matters on which Entergy shareholders may vote are issued or outstanding nor are there any outstanding Options obligating Entergy or any of its subsidiaries to issue or sell any Entergy Voting Debt or to grant, extend or enter into any Option with respect thereto.

          (c) Authority. Entergy has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining Entergy Shareholders Approval (as defined in Section 3.02(p)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Entergy and the consummation by Entergy of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors of Entergy, the Board of Directors of Entergy has recommended approval of this Agreement by the shareholders of Entergy and directed that this Agreement be submitted to the shareholders of Entergy for their approval, and no other corporate proceedings on the part of Entergy or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Entergy and the consummation by Entergy of the Entergy Merger and the other transactions contemplated hereby, other than obtaining Entergy Shareholders Approval. This Agreement has been duly and validly executed and delivered by Entergy and constitutes a legal, valid and binding obligation of Entergy enforceable against Entergy in accordance with its terms.

          (d) No Conflicts; Approvals and Consents. (i) The execution and delivery of this Agreement by Entergy do not, and the performance by Entergy of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancelation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Entergy or any of its subsidiaries or any of the Entergy Joint Ventures under, any of the terms, conditions or provisions of (A) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Entergy or any of its subsidiaries, or (B) subject to the obtaining of Entergy Shareholders Approval and the taking of the actions described in paragraph (ii) of this
Section 3.02(d) and obtaining the FPL Required Statutory Approvals, (x) any laws or orders of any Governmental Authority applicable to

Entergy or any of its subsidiaries or any of the Entergy Joint Ventures or any of their respective assets or properties, or (y) except as disclosed in
Section 3.02(d) of the Entergy Disclosure Letter, any note, bond, mortgage, security agreement, agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument to which Entergy or any of its subsidiaries or any of the Entergy Joint Ventures is a party or by which Entergy or any of its subsidiaries or any of the Entergy Joint Ventures or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Prior to the date of this Agreement, Entergy has received the consent and waiver of Koch Industries, Inc. ("Koch") to the execution and delivery by Entergy of this Agreement, the performance by Entergy of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated hereby, and such consent and waiver is in full force and effect. Accordingly, the execution and delivery by Entergy of this Agreement do not, and the performance by Entergy of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated hereby will not, conflict with, result in a violation or a breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancelation, modification or acceleration of, or result in any change in any rights or obligations of Entergy or any of its subsidiaries or the Entergy Joint Ventures with respect to, any of the terms, conditions or provisions of the Contribution Agreement for Entergy-Koch, LP dated as of May 26, 2000 (the "Contribution Agreement"), between Koch, Koch Industries International Limited and certain subsidiaries of Entergy and all related agreements entered into, or to be entered into, in connection therewith. Entergy has previously delivered to FPL true and correct copies of the Contribution Agreement and all related agreements.

          (ii) Except for (A) compliance with, and filings under, the HSR Act; (B) the filing with, and to the extent required, the declaration of effectiveness by, the SEC of (1) the Joint Proxy Statement with the SEC pursuant to the Exchange Act, (2) the Form S-4 and (3) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) such filings with and approvals of the NYSE to permit the shares of Company Common

Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under the 1935 Act; (F) notice to, and the consent and approval of, FERC under
Section 203 of the Power Act, or an order under the Power Act disclaiming jurisdiction over the transactions contemplated hereby; (G) the filing of an application to, and consent and approval of, and issuance of any required licenses and license amendments by, the NRC under the Atomic Energy Act; (H) the filing of the Entergy Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Entergy is qualified to do business;
(I) compliance with and such filings as may be required under applicable Environmental Laws; (J) to the extent required, notice to and the approval of, the Applicable PSCs; (K) the FCC Pre-Approvals; and (L) such other items as disclosed in Section 3.02(d) of the Entergy Disclosure Letter (the items set forth above in clauses (A) through (H) and (J) (other than with respect to the Municipalities), collectively, the "Entergy Required Statutory Approvals"), no Consents or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by Entergy, the performance by Entergy of its obligations hereunder or the consummation of the Mergers and the other transactions contemplated hereby, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Entergy.

          (e) SEC Reports, Financial Statements and Utility Reports. (i) Entergy and its subsidiaries have filed each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by Entergy or any of its subsidiaries pursuant to the Securities Act or the Exchange Act with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Entergy SEC Reports"). As of their respective dates, the Entergy SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Entergy SEC Reports (the "Entergy Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to Entergy) the consolidated financial position of Entergy and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

          (iii) All filings (other than immaterial filings) required to be made by Entergy or any of its subsidiaries since January 1, 1997, under the 1935 Act, the Power Act, the Atomic Energy Act, the Communications Act of 1934 and applicable state laws and regulations, have been filed with the SEC, the FERC, the DOE, the NRC, the FCC or any applicable state public utility commissions (including, to the extent required, the Applicable PSCs other than the FPSC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or
Section 3.02(f) of the Entergy Disclosure Letter, since December 31, 1999, there has not been any change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Entergy.

          (g) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet (or notes thereto) as of December 31, 1999, included in Entergy Financial Statements or as disclosed in Section 3.02(g) of the Entergy Disclosure Letter, as of the date of this Agreement, neither Entergy nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of Entergy and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred in the ordinary course of business consistent with past practice since December 31, 1999, or (ii) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

          (h) Legal Proceedings. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or in Section 3.02(h) of the Entergy Disclosure Letter and except for environmental matters that are governed by Section 3.02(n), as of the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Entergy, threatened against, relating to or affecting, nor to the knowledge of Entergy are there any Governmental Authority investigations or audits pending or threatened against, relating to or affecting, Entergy or any of its subsidiaries or any of the Entergy Joint Ventures or any of their respective assets and properties that, in each case, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Entergy, and (ii) neither Entergy nor any of its subsidiaries is subject to any order of any Governmental Authority that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Entergy.

          (i) Information Supplied. None of the informa tion supplied or to be supplied by Entergy for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to FPL's shareholders or Entergy's shareholders or at the time of the FPL Shareholders Meeting or the Entergy Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Entergy with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of FPL for inclusion or incorporation by reference in the Joint Proxy Statement.

          (j) Permits; Compliance with Laws and Orders. Except as disclosed in Section 3.02(j)(i) of the Entergy Disclosure Letter, Entergy, its subsidiaries and the Entergy Joint Ventures hold all Permits necessary for the lawful conduct of their respective businesses, except for failures to hold such Permits that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Entergy, its subsidiaries and the Entergy Joint Ventures are in compliance with the terms of their Permits, except failures so to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or in Section 3.02(j)(ii) of the Entergy Disclosure Letter, Entergy, its subsidiaries and the Entergy Joint Ventures are not in violation of or default under any law or order of any Governmental Authority, except for such violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. This Section 3.02(j) does not relate to matters with respect to taxes, which are the subject of Section 3.02(k), Environmental Laws, which are the subject of Section 3.02(n), benefits plans, which are the subject of Section 3.02(l), and nuclear power plants, which are the subject of Section 3.02(o).

          (k) Taxes. Except as disclosed in Section 3.02(k) of the Entergy Disclosure Letter:

               (i) Each of Entergy, its subsidiaries, any predecessor thereof and any member of any consolidated group of which any of the foregoing is or has been a member (together, the "Entergy Taxpayers") has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failures to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. All Taxes (as defined below) shown to be due and owing on such Tax Returns have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Entergy.

               (ii) The most recent financial statements contained in the Entergy SEC Reports filed prior to the date of this Agreement reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by the Entergy Taxpayers for all Taxable periods through the date of such financial statements, except to the extent that the aggregate amount of such Taxes payable exceeds the amount of such reserve by an amount that, individually or in the aggregate, has not had or could not reasonably be expected to have a material adverse effect on Entergy. No deficiency with respect to any Taxes has been proposed, asserted or assessed against any Entergy Taxpayer, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

               (iii) The Federal income Tax Returns of the Entergy Taxpayers consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1994. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

               (iv) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any Entergy Taxpayer. None of the Entergy Taxpayers is bound by any agreement with respect to Taxes.

               (v) Neither Entergy nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede the Mergers from constituting an exchange governed by
          Section 351 of the Code.

          (l) Employee Benefit Plans; ERISA. (i) Except (x) as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or
Section 3.02(l) of the Entergy Disclosure Letter and (y) for such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy, (A) all Entergy Employee Benefit Plans are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) except for regular contribution, funding and vesting requirements of the Entergy Employee Benefit Plans (as defined below), neither Entergy nor any of its subsidiaries has any liabilities or obligations with respect to any such Entergy Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Entergy are any such liabilities or obligations reasonably expected to be incurred. Except as disclosed in Section 3.02(l) of the Entergy Disclosure Letter, the execution of this Agreement, and the transactions contemplated hereby, will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Entergy Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of Entergy. The only material employment agreements, severance agreements or severance policies applicable to Entergy or any of its subsidiaries or other Entergy ERISA Affiliates (as defined below) are the agreements and policies disclosed in
Section 3.02(l) of the Entergy Disclosure Letter.

          (ii) As used herein:

          (A) "Entergy Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Entergy or any of its subsidiaries or other Entergy ERISA Affiliates for the benefit of the current or former employees or directors of Entergy or any of its subsidiaries or other Entergy ERISA Affiliates and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Entergy Effective Time and, in the case of a Plan that is subject to Part 3 of Title I of ERISA,
     Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement with respect to which Entergy or any of its subsidiaries has or could reasonably be expected to have any present or future actual or contingent liabilities; and

          (B) "Entergy ERISA Affiliate" means any person who, on or before the Entergy Effective Time, is under common control with Entergy within the meaning of Section 414 of the Code.

          (iii) No event has occurred, and there exists no condition or set of circumstances in connection with any Entergy Employee Benefit Plan, that has had or could reasonably be expected to have a material adverse effect on Entergy.

          (iv) No transaction contemplated hereby could reasonably be expected to result in liability to the PBGC or otherwise under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to Entergy, any subsidiary or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of
Section 4001 of ERISA, and no event or condition exists or has existed that could reasonably be expected to result in any such liability with respect to Entergy, any subsidiary or any such corporation or organization.

          (m) Labor Matters. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or Section 3.02(m) of the Entergy Disclosure Letter, neither Entergy nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or in Section 3.02(m) of the Entergy Disclosure Letter, as of the date of this Agreement, there are no disputes pending or, to the knowledge of Entergy, threatened between Entergy or any of its subsidiaries and any trade union or other representatives of its employees and there is no charge or complaint pending or threatened in writing against Entergy or any of its subsidiaries before the NLRB, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy, and, to the knowledge of Entergy, as of the date of this Agreement, there are no material organizational efforts presently being made involving any of the employees of Entergy or any of its subsidiaries. From December 31, 1996, to the date of this Agreement, there has been no work stoppage, strike or other concerted action by employees of Entergy or any of its subsidiaries and, to the knowledge of Entergy, no such action has been threatened in writing, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or in Section

3.02(m) of the Entergy Disclosure Letter, since January 1, 1994, neither Entergy nor any of its subsidiaries has engaged in any "plant closing" or "mass layoff", as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local law, without complying with the notice requirements of such laws, except for such failures to comply with the notice requirements of such laws that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

          (n) Environmental Matters. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or Section 3.02(n) of the Entergy Disclosure Letter:

                  (i) Each of Entergy, its subsidiaries and the Entergy Joint Ventures has been and is in compliance with all applicable Environmental Laws, except where the failure to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Entergy.

                  (ii) Each of Entergy, its subsidiaries and the Entergy Joint Ventures has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Entergy, its subsidiaries and the Entergy Joint Ventures are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain such Environmental Permits, of such Permits to be in good standing or, where applicable, of a renewal application to have been timely filed and be pending or to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Entergy.

                  (iii)  There is no Environmental Claim pending

                  (A) against Entergy or any of its subsidiaries or any of the Entergy Joint Ventures;

                  (B) to the knowledge of Entergy, against any person or entity whose liability for such Environmental
         Claim Entergy or any of its subsidiaries or any of the

          Entergy Joint Ventures has retained or assumed either contractually or by operation of law; or

               (C) against any real or personal property or operations that Entergy or any of its subsidiaries or any of the Entergy Joint Ventures owns, leases or manages, in whole or in part, or, to the knowledge of Entergy, formerly owned, leased or arranged, in whole or in part, in each case, except for such Environmental Claims that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

               (iv) To the knowledge of Entergy, there have not been any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Entergy or any of its subsidiaries or any of the Entergy Joint Ventures, in each case, except for such Releases that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

          (o) Operations of Nuclear Power Plants. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or
Section 3.02(o) of the Entergy Disclosure Letter, the operations of the nuclear generation stations owned, in whole or part, by Entergy or its subsidiaries (collectively, the "Entergy Nuclear Facilities") are and have been conducted in compliance with all applicable laws and Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Each of the Entergy Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release (as defined in Section 3.02(n)) therefrom of radioactive materials and each such plan conforms with the requirements of applicable law in all material respects. The plans for the decommissioning of each of the Entergy Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of applicable law in all material respects and, solely with respect to the portion of the Entergy Nuclear Facilities owned, directly of indirectly, by Entergy, are funded consistent with applicable law. The operations of the Entergy Nuclear Facilities are not the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility, except for such notices or requests for information that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy. Liability insurance to the full extent required by law for operating the Entergy Nuclear Facilities remains in full force and effect regarding such facilities, except for failures to maintain such insurance in full force and effect that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Entergy.

          (p) Vote Required. Assuming the accuracy of the representation and warranty contained in Section 3.01(s), the affirmative vote of the holders of record of at least a majority of the outstanding shares of Entergy Common Stock, with respect to the approval of this Agreement (the "Entergy Shareholder Approval"), is the only vote of the holders of any class or series of the capital stock of Entergy or its subsidiaries required to approve this Agreement, the Entergy Merger and the other transactions contemplated hereby.

          (q) Opinion of Financial Advisor. Entergy has received the opinions of Morgan Stanley Dean Witter & Co. and J.P. Morgan Securities Inc. dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Entergy Exchange Ratio is fair from a financial point of view to the shareholders of Entergy.

          (r) Ownership of FPL Capital Stock. Neither Entergy nor any of its subsidiaries or other affiliates beneficially owns any shares of FPL Capital Stock.

          (s) Section 203 of the DGCL Not Applicable. Entergy has taken all necessary actions, if any, so that the provisions of Section 203 of the DGCL will not, before the termination of this Agreement, apply to this Agreement, the Entergy Merger or the other transactions contemplated hereby.

          (t) Joint Venture Representations. Each representation or warranty made by Entergy in this Section 3.02 relating to an Entergy Joint Venture that is neither operated nor managed by Entergy or an Entergy subsidiary shall be deemed made only to the knowledge of Entergy.

          (u) Insurance. Except as set forth in Section 3.02(u) of the Entergy Disclosure Letter and except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on

Entergy, from January 1, 1999, through the date of this Agreement, each of Entergy and its subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by Entergy and its subsidiaries during such time period. Except as set forth in Section 3.02(u) of the Entergy Disclosure Letter, neither Entergy nor any of its subsidiaries has received any notice of cancelation or termination with respect to any insurance policy of Entergy or any of its subsidiaries, except with respect to any cancelation or termination that, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Entergy.

          (v) Trading. Entergy has established risk parameters, limits and guidelines in compliance with the risk management policy approved by Entergy's Board of Directors (the "Entergy Trading Guidelines") to restrict the level of risk that Entergy and its subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the "Net Entergy Position") and monitors compliance by Entergy and its subsidiaries with such risk parameters. Entergy has provided the Entergy Trading Guidelines to FPL prior to the date of this Agreement. As of the date of this Agreement, (i) the Net Entergy Position is within the risk parameters that are set forth in the Entergy Trading Guidelines and (ii) the exposure of Entergy and its subsidiaries with respect to the Net Entergy Position resulting from all such transactions is not material to Entergy and its subsidiaries taken as a whole. From March 31, 2000 to the date of this Agreement, Entergy and its subsidiaries have not, in accordance with generally recognized mark to market accounting policies, experienced an aggregate net loss in its trading and related operations that would be material to Entergy and its subsidiaries taken as a whole.

                                 ARTICLE IV

                                 Covenants

          SECTION 4.01. Covenants of FPL. From and after the date of this Agreement until the FPL Effective Time, FPL covenants and agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this

Agreement, as set forth in Section 4.01 of the FPL Disclosure Letter or to the extent that Entergy shall otherwise previously consent in writing):

          (a) Ordinary Course. FPL and each of its subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, FPL and its subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing Permits, subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with Governmental Authorities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws, orders and Permits of all Governmental Authorities applicable to them.

          (b) Charter Documents. FPL shall not amend or propose to amend its or, other than in a manner that would not materially restrict the operation of their businesses, its subsidiaries' articles of incorporation or by-laws (or other comparable corporate charter documents).

          (c) Dividends. FPL shall not, nor shall it permit any of its subsidiaries to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or share capital, except:

          (A) that FPL may continue the declaration and payment of regular quarterly cash dividends on FPL Common Stock, not to exceed $0.54 per share, with usual record and payment dates for such dividends in accordance with past dividend practice; provided, that (1) dividends payable in respect of periods after July 31, 2000, may exceed by up to 5% per share the dividend payable during the prior 12-month period in respect of the comparable time period and (2) if the FPL Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend may be declared and paid in respect of FPL Common Stock with respect to the quarter in which the FPL Effective Time occurs with a record date in such quarter and on or prior to the date on which the FPL Effective Time occurs, which dividend does not exceed an amount equal to the product of (i) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (ii) the then permitted quarterly dividend per share, and

          (B) for the declaration and payment of dividends by a direct or indirect wholly-owned subsidiary solely to its parent corporation, or by a direct or indirect partially owned subsidiary of FPL (provided that FPL or the FPL subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

          (C) for the declaration and payment of regular cash dividends with respect to preferred stock of FPL's subsidiaries outstanding as of the date of the Agreement or permitted to be issued under the terms of this Agreement,

          (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) except as disclosed in Section 4.01(c)(iv) of the FPL Disclosure Letter, directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto except:

               (A) in connection with intercompany purchases of capital stock or share capital, or

               (B) for the purpose of funding the FPL Option Plans or employee stock ownership or dividend reinvestment and stock purchase plans, or

               (C) mandatory repurchases or redemptions of preferred stock of FPL's subsidiaries in accordance with the terms thereof, or

               (D) in connection with the refinancing of capital stock at a lower cost of funds, or

               (E) the repurchase by FPL of shares of FPL Common Stock as contemplated by Section 5.15.

          (d) Share Issuances. FPL shall not, nor shall it permit any of its subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (i) the issuance of FPL Common Stock upon the exercise of FPL Employee Stock Options in accordance with their terms, (ii) the issuance of FPL Common Stock in respect of target performance share awards, shareholder value awards and restricted stock awards granted under the FPL Option Plans in accordance with their terms,
(iii) the issuance of FPL Employee Stock Options and the grant of equity awards pursuant to the FPL Option Plans in accordance with their terms providing, in aggregate, up to an additional 3,400,000 shares of FPL Common Stock, provided, however, that any FPL Employee Stock Options and equity awards granted after the date of this Agreement (other than any such FPL Employee Stock Options or equity awards granted to the FPL officers whose names are set forth in Section 4.01(d) of the FPL Disclosure Letter) shall be granted on terms pursuant to which such FPL Employee Stock Options and equity awards shall not vest on the FPL Shareholder Approval or otherwise on the occurrence of the transactions contemplated hereby, and shall, at the FPL Effective Time, be converted into options or equity-based awards to acquire or in respect of, as applicable, Company Common Stock in the manner contemplated by Section 5.06, (iv) the issuance of FPL Preferred Stock in respect of FPL Rights, (v) the issuance of shares of capital stock in connection with the refinancing of capital stock in accordance with Section 4.01(c)(iv)(D) and (vi) the pro rata issuance by a subsidiary of its capital stock to its shareholders), or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto other than to give effect to Section 5.06.

          (e) Acquisitions; Capital Expenditures. Except for (x) acquisitions of, or capital expenditures relating to, the entities, assets and facilities identified in Section 4.01(e) of the FPL Disclosure Letter,
(y) expenditures of amounts set forth in FPL's capital expenditure plan included in Section 4.01(e) of the FPL

Disclosure Letter, and (z) capital expenditures (1) required by law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), FPL shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures, or acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets, if the amount to be expended pursuant thereto exceeds, in the aggregate (A) during the period ending on the first anniversary of the date of this Agreement, $350,000,000 (the "FPL First Year Expenditure Amount") and (B) during the period commencing on the first anniversary of the date of this Agreement and ending on the second anniversary of the date of this Agreement, an amount equal to the sum of $350,000,000 and the portion, if any, of the FPL First Year Expenditure Amount that remains unspent on the first anniversary of the date of this Agreement.

          (f) Dispositions. Except as disclosed in Section 4.01(f) of the FPL Disclosure Letter, FPL shall not, nor shall it permit any of its subsidiaries to, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, other than (i) dispositions of obsolete equipment or assets or dispositions of assets being replaced, in each case in the ordinary course of business consistent with past practice, (ii) dispositions by FPL Utility of its utility assets in accordance with the terms of restructuring and divestiture plans mandated or approved by applicable local or state regulatory agencies or
(iii) dispositions having an aggregate value of less than $100,000,000.

          (g) Indebtedness. Except as disclosed in Section 4.01(g) of the FPL Disclosure Letter, FPL shall not, nor shall it permit any of its subsidiaries to, (A) incur or guarantee any indebtedness or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, "synthetic" leases or conditional sale or other title retention agreements) other than (i) short-term borrowings incurred in the ordinary course of business consistent with past practice, (ii) letters of credit obtained in the ordinary course of business consistent with past practice, (iii) borrowings made in connection with the refunding of existing indebtedness or refinancing of capital stock (x) at maturity or upon final mandatory redemption (without the need for the occurrence of any special event) or
(y) at a lower cost of funds, (iv) borrowings to finance capital expenditures or acquisitions permitted pursuant to

Section 4.01(e), (v) other borrowings in an aggregate principal amount not to exceed $250,000,000 outstanding at any time, (vi) borrowings to finance common stock repurchases contemplated by Section 5.15 or (vii) continuation of guarantees existing as of the date of this Agreement, or (B) make any loans or advances to any other person, other than in the ordinary course of business consistent with past practice or to any direct or indirect wholly owned subsidiary of FPL.

          (h) Marketing of Energy; Trading. FPL shall not, nor shall it permit any of its subsidiaries to, (i) permit any material change in policies governing or otherwise relating to the trading or marketing of energy other than as a result of acquisitions or capital expenditures permitted pursuant to Section 4.01(e) or (ii) enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions other than as permitted by the FPL Trading Guidelines.

          (i) Employee Benefits. Except as required by law or the terms of any collective bargaining agreement, or as disclosed in Section 4.01(i) of the FPL Disclosure Letter, FPL shall not, nor shall it permit any of its subsidiaries to, enter into, adopt, amend or terminate any FPL Employee Benefit Plan, or other agreement, arrangement, plan or policy between FPL or one of its subsidiaries and one or more of its directors, officers or employees, or except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, executive officer or other employee, or pay any benefit not required by any plan or arrangement in effect as of the date of this Agreement, provided, however, that the foregoing shall not restrict FPL or its subsidiaries from (i) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (ii) entering into or amending collective bargaining agreements with existing collective bargaining representatives or newly certified bargaining units regarding mandatory subjects of bargaining under applicable law, in each case in a manner consistent with past practice to the extent permitted by law.

          (j) Regulatory Status. Except as disclosed in Section 4.01(j) of the FPL Disclosure Letter, FPL shall not, nor shall it permit any of its subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Authority in respect of the operations of their businesses, except (i) as required by law to renew Permits or agreements in the ordinary course of business consistent with past practice, (ii) as may be necessary or required in connection with the consummation of any acquisition permitted pursuant to Section 4.01(e) or (iii) to effect the consummation of the transactions contemplated hereby.

          (k) Accounting. FPL shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods materially affecting the reported consolidated assets, liabilities or results of operations of FPL, except as required by law or GAAP.

          (l) Transmission Reorganization. Notwithstanding any other provision in this Agreement, this Agreement shall not in any manner restrict FPL Utility from, directly or indirectly, (i) transferring ownership or control, in whole or in part, whether by sale, lease or otherwise, of its transmission and related assets to an entity jointly owned by FPL and another person or persons, (ii) transferring control of such assets to an independent system operator or other similar entity or
(iii) otherwise transferring ownership or control of such assets for fair value (including in connection with a public offering), in the case of each of clause (i), (ii) and (iii), as part of an arrangement commonly understood to be a "transco" or the formation of a regional transmission organization under the rules and regulations of the FERC (any of the foregoing being referred to as the "FPL RTO Formation"). So long as the FPL RTO Formation does not cause the representation set forth in Section 3.01(k)(v) to be untrue, the failure of the performance of the covenant set forth in Section 5.14 or the failure of the conditions set forth in Sections 6.02(c) and 6.03(c), such FPL RTO Formation shall not constitute
(x) a breach of or failure to perform any of the representations, warranties, covenants or other agreements contained in this Agreement (including those contained in Section 4.03) or (y) otherwise result in the failure of any condition set forth in Article VI hereof to be satisfied.

          (m) Insurance. FPL shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          SECTION 4.02. Covenants of Entergy. From and after the date of this Agreement until the Entergy Effective Time, Entergy covenants and agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in Section 4.02 of the Entergy Disclosure Letter or to the extent that FPL shall otherwise previously consent in writing):

          (a) Ordinary Course. Entergy and each of its subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, Entergy and its subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing Permits, subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with Governmental Authorities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws, orders and Permits of all Governmental Authorities applicable to them.

          (b) Charter Documents. Entergy shall not amend or propose to amend its or, other than in a manner that would not materially restrict the operation of their businesses, its subsidiaries' certificate of incorporation or by-laws (or other comparable corporate charter documents).

          (c) Dividends. Entergy shall not, nor shall it permit any of its subsidiaries to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or share capital, except:

          (A) that Entergy may continue the declaration and payment of regular quarterly cash dividends on Entergy Common Stock, not to exceed $0.30 per share, with usual record and payment dates for such dividends in accordance with past dividend practice; provided, that
     (1) dividends payable in respect of periods after July 31, 2000, may exceed by up to 5% per share the dividend payable during the prior 12-month period in respect of the comparable time period and (2) if the Entergy Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend may be declared and paid in respect of Entergy Common Stock with respect to the quarter in which the Entergy Effective Time occurs with a record date in such quarter and on or prior to the date on which the Entergy Effective Time occurs, which dividend does not exceed an amount equal to the product of (i) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (ii) the then permitted quarterly dividend per share, and

          (B) for the declaration and payment of dividends by a direct or indirect wholly-owned subsidiary solely to its parent corporation, or by a direct or indirect partially owned subsidiary of Entergy (provided that Entergy or the Entergy subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

          (C) for the declaration and payment of regular cash dividends with respect to preferred stock of Entergy's subsidiaries outstanding as of the date of the Agreement or permitted to be issued under the terms of this Agreement,

          (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto except:

               (A) in connection with intercompany purchases of capital stock or share capital, or

               (B) for the purpose of funding the Entergy Option Plan or employee stock ownership or dividend reinvestment and stock purchase plans, or

               (C) mandatory repurchases or redemptions of preferred stock of Entergy's subsidiaries in accordance with the terms thereof, or

               (D) in connection with the refinancing of capital stock at a lower cost of funds, or

               (E) the repurchase by Entergy of shares of Entergy Common Stock as contemplated by Section 5.15.

          (d) Share Issuances. Entergy shall not, nor shall it permit any of its subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (i) the issuance of Entergy Common Stock upon the exercise of Entergy Employee Stock Options in accordance with their terms, (ii) the issuance of Entergy Common Stock in respect of target performance share awards, shareholder value awards and restricted stock awards granted under the Entergy Option Plans in accordance with their terms, (iii) the issuance of Entergy Employee Stock Options and the grant of equity awards pursuant to the Entergy Option Plans in accordance with their terms providing, in aggregate, up to an additional 15,000,000 shares of Entergy Common Stock, provided, however, that any Entergy Employee Stock Options and equity awards granted after the date of this Agreement (other than any such Entergy Employee Stock Options or equity awards granted to the Entergy officers whose names are set forth in Section 4.02(d) of the Entergy Disclosure Letter) shall be granted on terms pursuant to which such Entergy Employee Stock Options and equity awards shall not vest on the Entergy Shareholders Approval or otherwise on the occurrence of the transactions contemplated hereby, and shall, at the Entergy Effective Time, be converted into options or equity- based awards to acquire or in respect of, as applicable, Company Common Stock in the manner contemplated by Section 5.06, (iv) the issuance of shares of capital stock in connection with the refinancing of capital stock in accordance with Section 4.02(c)(iv)(D) and (v) the pro rata issuance by a subsidiary of its capital stock to its shareholders), or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto other than to give effect to Section 5.06.

          (e) Acquisitions; Capital Expenditures. Except for (x) acquisitions of, or capital expenditures relating to, the entities, assets and facilities identified in Section 4.02(e) of the Entergy Disclosure Letter, (y) expenditures of amounts set forth in Entergy's capital expenditure plan included in Section 4.02(e) of the Entergy Disclosure Letter, and (z) capital expenditures (1) required by law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), Entergy shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures, or acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets, if the amount to be expended pursuant thereto exceeds, in the aggregate (A) during the period ending on the first anniversary of the date of this Agreement, $350,000,000 (the "Entergy First Year Expenditure Amount") and (B) during the period commencing on the first anniversary of the date of this Agreement and ending on the second anniversary of the date of this Agreement, an amount equal to the sum of $350,000,000 and the portion, if any, of the Entergy First Year Expenditure Amount that remains unspent on the first anniversary of the date of this Agreement.

          (f) Dispositions. Except as disclosed in Section 4.02(f) of the Entergy Disclosure Letter, Entergy shall not, nor shall it permit any of its subsidiaries to, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, other than (i) dispositions of obsolete equipment or assets or dispositions of assets being replaced, in each case in the ordinary course of business consistent with past practice, (ii) dispositions by any of the Entergy Utilities of their respective utility assets in accordance with the terms of restructuring and divestiture plans mandated or approved by applicable local or state regulatory agencies or (iii) dispositions having an aggregate value of less than $100,000,000.

          (g) Indebtedness. Except as disclosed in Section 4.02(g) of the Entergy Disclosure Letter, Entergy shall not, nor shall it permit any of its subsidiaries to, (A) incur or guarantee any indebtedness or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing

(including any capital leases, "synthetic" leases or conditional sale or other title retention agreements) other than (i) short-term borrowings incurred in the ordinary course of business consistent with past practice,
(ii) letters of credit obtained in the ordinary course of business consistent with past practice, (iii) borrowings made in connection with the refunding of existing indebtedness or refinancing of capital stock (x) at maturity or upon final mandatory redemption (without the need for the occurrence of any special event) or (y) at a lower cost of funds, (iv) borrowings to finance capital expenditures or acquisitions permitted pursuant to Section 4.02(e), (v) other borrowings in an aggregate principal amount not to exceed $250,000,000 outstanding at any time, (vi) borrowings to finance common stock repurchases contemplated by Section 5.15 or (vii) continuation of guarantees existing as of the date of this Agreement, or
(B) make any loans or advances to any other person, other than in the ordinary course of business consistent with past practice or to any direct or indirect wholly owned subsidiary of Entergy.

          (h) Marketing of Energy; Trading. Entergy shall not, nor shall it permit any of its subsidiaries to, permit any material change in policies governing or otherwise relating to the trading or marketing of energy other than as a result of acquisitions or capital expenditures permitted pursuant to Section 4.02(e). Entergy shall use its reasonable efforts to promptly establish for the Koch JV and its subsidiaries policies governing or otherwise relating to the trading or marketing of energy that are comparable to policies established by other companies engaged in similar businesses as the Koch JV. Entergy shall not, nor shall it permit any of its subsidiaries, and shall use its reasonable efforts to cause the Koch JV and its subsidiaries not to, enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions other than as permitted by the Entergy Trading Guidelines or the policies to be established for the Koch JV and its subsidiaries, as applicable.

          (i) Employee Benefits. Except as required by law or the terms of any collective bargaining agreement, or as disclosed in Section 4.02(i) of the Entergy Disclosure Letter, Entergy shall not, nor shall it permit any of its subsidiaries to, enter into, adopt, amend or terminate any Entergy Employee Benefit Plan, or other agreement, arrangement, plan or policy between Entergy or one of its subsidiaries and one or more of its directors, officers or employees, or except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, executive officer or other employee, or pay any benefit not required by any plan or arrangement in effect as of the date of this Agreement, provided, however, that the foregoing shall not restrict Entergy or its subsidiaries from (i) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (ii) entering into or amending collective bargaining agreements with existing collective bargaining representatives or newly certified bargaining units regarding mandatory subjects of bargaining under applicable law, in each case in a manner consistent with past practice to the extent permitted by law.

          (j) Regulatory Status. Except as disclosed in Section 4.02(j) of the Entergy Disclosure Letter, Entergy shall not, nor shall it permit any of its subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Authority in respect of the operations of their businesses, except (i) as required by law to renew Permits or agreements in the ordinary course of business consistent with past practice, (ii) as may be necessary or required in connection with the consummation of any acquisition permitted pursuant to Section 4.02(e) or (iii) to effect the consummation of the transactions contemplated hereby.

          (k) Accounting. Entergy shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods materially affecting the reported consolidated assets, liabilities or results of operations of Entergy, except as required by law or GAAP.

          (l) Transmission Reorganization. Notwithstanding any other provision in this Agreement, this Agreement shall not in any manner restrict the Entergy Utilities from, directly or indirectly, (i) transferring ownership or control, in whole or in part, whether by sale, lease or otherwise, of its transmission and related assets to an entity jointly owned by Entergy and another person or persons, (ii) transferring control of such assets to an independent system operator or other similar entity or (iii) otherwise transferring ownership or control of such assets for fair value (including in connection with a public offering), in the case of each of clause (i), (ii) and (iii), as part of an arrangement commonly understood to be a "transco" or the formation of a regional transmission organization under the rules and regulations of the FERC (any of the foregoing being referred to as the "Entergy RTO Formation"). So long as the Entergy RTO Formation does not cause the representation set forth in Section 3.02(k)(v) to be untrue, the failure of the performance of the covenant set forth in Section 5.14 or the failure of the conditions set forth in Sections 6.02(c) and 6.03(c), such Entergy RTO Formation shall not constitute (x) a breach of or failure to perform any of the representations, warranties, covenants or other agreements contained in this Agreement (including those contained in Section 4.04) or (y) otherwise result in the failure of any condition set forth in Article VI hereof to be satisfied.

          (m) Insurance. Entergy shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          SECTION 4.03. No Solicitation by FPL. (a) FPL shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees to, and shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes an FPL Takeover Proposal (as defined below) or (ii) participate in any negotiations or substantive discussions regarding any FPL Takeover Proposal; provided, however, that if, at any time prior to receipt of the FPL Shareholder Approval (the "FPL Applicable Period"), the Board of Directors of FPL determines in good faith, after consultation with its legal and financial advisors, that an FPL Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of this Section 4.03(a) is, or is reasonably likely to result in, an FPL Superior Proposal (as defined in Section 4.03(b)), and subject to providing prior written notice of its decision to take such action to Entergy (the "FPL Information Notice") and compliance with Section 4.03(c), FPL may (x) furnish information with respect to FPL and its subsidiaries to the person making such proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms no less favorable to FPL than those set forth in the Confidentiality Agreement (the "Confidentiality Agreement") dated June 8, 2000, between FPL and Entergy (provided that such confidentiality agreement shall not in any way restrict FPL from complying with its disclosure obligations under this Agreement, including with respect to such proposal, but such confidentiality agreement may allow such party to submit to FPL a proposal or offer relating to a transaction) and (y) participate in discussions or negotiations regarding such proposal. FPL, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any FPL Takeover Proposal. For purposes of this Agreement, "FPL Takeover Proposal" means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business (an "FPL Material Business") that constitutes 20% or more of the net revenues, net income or the assets (including equity securities) of FPL and its subsidiaries, taken as a whole, (ii) any direct or indirect acquisition or purchase of 20% or more of any class of voting securities of FPL or any subsidiary of FPL owning, operating or controlling an FPL Material Business, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of voting securities of FPL or any subsidiary of FPL owning, operating or controlling an FPL Material Business or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FPL or any such subsidiary of FPL owning, operating or controlling an FPL Material Business, in each case other than the transactions contemplated by this Agreement.

          (b) Except as contemplated by this Section 4.03, neither the Board of Directors of FPL nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Entergy, the approval or recommendation by such Board of Directors or such committee of this Agreement or the FPL Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any FPL Takeover Proposal, or
(iii) cause FPL to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "FPL Acquisition Agreement") related to any FPL Takeover Proposal. Notwithstanding the foregoing, in response to an FPL Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of Section 4.03(a), during the FPL Applicable Period, the Board of Directors of FPL may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations to the shareholders of FPL under applicable law, (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the FPL Merger, (ii) approve or recommend, or propose to approve or recommend, any FPL Superior Proposal, or (iii) terminate this Agreement pursuant to Section 7.01(d), but only if (x) in the case of each of clauses (ii) or (iii), such Board of Directors determines in good faith that such FPL Takeover Proposal constitutes an FPL Superior Proposal, and
(y) in the case of clause (iii), (A) FPL has notified Entergy in writing of the determination that such FPL Takeover Proposal constitutes an FPL Superior Proposal and (B) at least seven business days following receipt by Entergy of such notice, the Board of Directors of FPL determines that such FPL Superior Proposal remains an FPL Superior Proposal. For purposes of this Agreement, an "FPL Superior Proposal" means any written FPL Takeover Proposal that the Board of Directors of FPL determines in good faith (based on the written opinion, with only customary qualifications, of a financial advisor of nationally recognized reputation) to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such FPL Takeover Proposal and the Mergers and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such FPL Takeover Proposal and (iii) the conditions and prospects for completion of such FPL Takeover Proposal) to FPL's shareholders than the FPL Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Entergy to amend or modify the terms of the FPL Merger and the other transactions contemplated by this Agreement), except that (x) the reference to "20%" in clauses (i), (ii) and (iii) of the definition of "FPL Takeover Proposal" in Section 4.03(a) shall be deemed to be a reference to "50%", (y) an "FPL Takeover Proposal" shall only be deemed to refer to a transaction involving FPL, and not any of its subsidiaries or FPL Material Businesses alone, and (z) the references to "or any subsidiary of FPL owning, operating or controlling an FPL Material Business" in clauses (ii),
(iii) and (iv) shall be deemed to be deleted.

          (c) In addition to the obligations of FPL set forth in paragraphs
(a) and (b) of this Section 4.03, FPL shall immediately advise Entergy, orally and in writing, of any request for information or of any FPL Takeover Proposal, the principal terms and conditions of such request or FPL Takeover Proposal and the identity of the person making such request or FPL Takeover Proposal. FPL shall keep Entergy informed of the status and details (including amendments or proposed amendments) of any such request or FPL Takeover Proposal.

          (d) Nothing contained in this Section 4.03 shall prohibit FPL from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to FPL's shareholders if, in the good faith judgment of the Board of Directors of FPL, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law or (ii) taking actions permitted by Sections 4.01(f) or 4.01(l).

          SECTION 4.04. No Solicitation by Entergy. (a) Entergy shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees to, and shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes an Entergy Takeover Proposal (as defined below) or (ii) participate in any negotiations or substantive discussions regarding any Entergy Takeover Proposal; provided, however, that if, at any time prior to receipt of the Entergy Shareholder Approval (the "Entergy Applicable Period"), the Board of Directors of Entergy determines in good faith, after consultation with its legal and financial advisors, that an Entergy Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of this Section 4.04(a) is, or is reasonably likely to result in, an Entergy Superior Proposal (as defined in Section 4.04(b)), and subject to providing prior written notice of its decision to take such action to FPL (the "Entergy Information Notice") and compliance with Section 4.04(c), Entergy may (x) furnish information with respect to Entergy and its subsidiaries to the person making such proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms no less favorable to Entergy than those set forth in the Confidentiality Agreement (provided that such confidentiality agreement shall not in any way restrict Entergy from complying with its disclosure obligations under



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                                                                         63


this Agreement, including with respect to such proposal, but such confidentiality agreement may allow such party to submit to Entergy a proposal or offer relating to a transaction) and (y) participate in discussions or negotiations regarding such proposal. Entergy, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Entergy Takeover Proposal. For purposes of this Agreement, "Entergy Takeover Proposal" means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business (an "Entergy Material Business") that constitutes 20% or more of the net revenues, net income or the assets (including equity securities) of Entergy and its subsidiaries, taken as a whole, (ii) any direct or indirect acquisition or purchase of 20% or more of any class of voting securities of Entergy or any subsidiary of Entergy owning, operating or controlling an Entergy Material Business, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of voting securities of Entergy or any subsidiary of Entergy owning, operating or controlling an Entergy Material Business or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Entergy or any such subsidiary of Entergy owning, operating or controlling an Entergy Material Business, in each case other than the transactions contemplated by this Agreement.

          (b) Except as contemplated by this Section 4.04, neither the Board of Directors of Entergy nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to FPL, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Entergy Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Entergy Takeover Proposal, or (iii) cause Entergy to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Entergy Acquisition Agreement") related to any Entergy Takeover Proposal. Notwithstanding the foregoing, in response to an Entergy Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of Section 4.04(a), during the Entergy Applicable Period, the Board of Directors of Entergy may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations to the shareholders of Entergy under applicable law, (i) withdraw or modify, or



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                                                                         64


propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the Entergy Merger, (ii) approve or recommend, or propose to approve or recommend, any Entergy Superior Proposal, or (iii) terminate this Agreement pursuant to Section 7.01(g), but only if (x) in the case of each of clauses
(ii) or (iii), such Board of Directors determines in good faith that such Entergy Takeover Proposal constitutes an Entergy Superior Proposal, and (y) in the case of clause (iii), (A) Entergy has notified FPL in writing of the determination that such Entergy Takeover Proposal constitutes an Entergy Superior Proposal and (B) at least seven business days following receipt by FPL of such notice, the Board of Directors of Entergy determines that such Entergy Superior Proposal remains an Entergy Superior Proposal. For purposes of this Agreement, an "Entergy Superior Proposal" means any written Entergy Takeover Proposal that the Board of Directors of Entergy determines in good faith (based on the written opinion, with only customary qualifications, of a financial advisor of nationally recognized reputation) to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Entergy Takeover Proposal and the Mergers and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such Entergy Takeover Proposal and (iii) the conditions and prospects for completion of such Entergy Takeover Proposal) to Entergy's shareholders than the Entergy Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by FPL to amend or modify the terms of the Entergy Merger and the other transactions contemplated by this Agreement), except that (x) the reference to "20%" in clauses (i), (ii) and
(iii) of the definition of "Entergy Takeover Proposal" in Section 4.04(a) shall be deemed to be a reference to "50%", (y) an "Entergy Takeover Proposal" shall only be deemed to refer to a transaction involving Entergy, and not any of its subsidiaries or Entergy Material Businesses alone, and
(z) the references to "or any subsidiary of Entergy owning, operating or controlling an Entergy Material Business" in clauses (ii), (iii) and (iv) shall be deemed to be deleted.

          (c) In addition to the obligations of Entergy set forth in paragraphs (a) and (b) of this Section 4.04, Entergy shall immediately advise FPL, orally and in writing, of any request for information or of any Entergy Takeover Proposal, the principal terms and conditions of such request or Entergy Takeover Proposal and the identity of the person making such request or Entergy Takeover Proposal. Entergy



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                                                                         65


shall keep FPL informed of the status and details (including amendments or proposed amendments) of any such request or Entergy Takeover Proposal.

          (d) Nothing contained in this Section 4.04 shall prohibit Entergy from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Entergy's shareholders if, in the good faith judgment of the Board of Directors of Entergy, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law or (ii) taking actions permitted by Sections 4.02(f) or 4.02(l).

          SECTION 4.05. Other Actions. FPL and Entergy shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Mergers set forth in
Article VI not being satisfied.

          SECTION 4.06. Coordination of Dividends. Each of FPL and Entergy shall coordinate with the other regarding the declaration and payment of dividends in respect of FPL Common Stock and Entergy Common Stock and the record dates and payment dates relating thereto, it being the intention of FPL and Entergy that no holder of FPL Common Stock, Entergy Common Stock or Company Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of FPL Common Stock or Entergy Common Stock, as the case may be, and/or any shares of Company Common Stock any such holder receives in exchange therefor pursuant to the Mergers.

                                 ARTICLE V

                           Additional Agreements

          SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders Meetings. (a) As soon as practicable following the date of this Agreement, FPL and Entergy shall prepare and file with the SEC the Joint Proxy Statement and FPL, Entergy and the Company shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included. Each of FPL, Entergy and the

Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. FPL will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to FPL's shareholders, and Entergy will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Entergy's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto shall also take any action required to be taken under any applicable state or provincial securities laws in connection with the issuance of Company Common Stock in the Mergers and each party shall furnish all information concerning itself and its shareholders as may be reasonably requested in connection with any such action. Each party will advise the others, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Company Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If prior to the Effective Time any event occurs with respect to FPL, Entergy or any subsidiary of FPL or Entergy, respectively, or any change occurs with respect to information supplied by or on behalf of FPL or Entergy, respectively, for inclusion in the Joint Proxy Statement or the Form S-4 that, in each case, is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, FPL or Entergy, as applicable, shall promptly notify the other and the Company of such event, and FPL or Entergy, as applicable, shall cooperate with the Company in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to FPL's shareholders and to Entergy's shareholders.

          (b) FPL shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "FPL Shareholders Meeting") for the purpose of obtaining the FPL Shareholder Approval. Without limiting the generality of the foregoing, FPL agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to FPL of any FPL Takeover Proposal, (ii) the withdrawal or modification by the Board of Directors of FPL of its approval or recommendation of this Agreement, the FPL Merger or the other transactions contemplated hereby or (iii) the approval or recommendation of any FPL Superior Proposal.

          (c) Entergy shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Entergy Shareholders Meeting") for the purpose of obtaining the Entergy Shareholder Approval. Without limiting the generality of the foregoing, Entergy agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Entergy of any Entergy Takeover Proposal, (ii) the withdrawal or modification by the Board of Directors of Entergy of its approval or recommendation of this Agreement, the Entergy Merger or the other transactions contemplated hereby or (iii) the approval or recommendation of any Entergy Superior Proposal.

          (d) FPL and Entergy will use their reasonable best efforts to hold the Entergy Shareholders Meeting and the FPL Shareholders Meeting on the same date and as soon as practicable after the date of this Agreement.

          SECTION 5.02. Letters of FPL's Accountants. FPL shall use its reasonable best efforts to cause to be delivered to Entergy two letters from FPL's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Entergy, in form and substance reasonably satisfactory to Entergy and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 5.03. Letters of Entergy's Accountants. Entergy shall use its reasonable best efforts to cause to be delivered to FPL two letters from Entergy's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to FPL, in form and substance reasonably satisfactory to FPL and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 5.04. Access to Information; Effect of Review. (a) Access. Subject to the Confidentiality



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                                                                         68


Agreement, to the extent permitted by applicable law, each of FPL and Entergy shall, and shall cause each of its respective subsidiaries to, and, so long as consistent with its confidentiality obligations under its applicable agreements, shall use its respective reasonable best efforts to cause the FPL Joint Ventures and Entergy Joint Ventures, respectively, to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, to the extent permitted by applicable law, each of FPL and Entergy shall, and shall cause each of its respective subsidiaries to, and, so long as consistent with its confidentiality obligations under its applicable agreements, shall use its respective reasonable best efforts to cause the FPL Joint Ventures and Entergy Joint Ventures, respectively, to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational and regulatory matters and the general status of its ongoing operations, (ii) advise the other party of any change or event that has had or could reasonably be expected to have a material adverse effect on such party and (iii) furnish promptly all other information concerning its business, properties and personnel, in each case as such other party may reasonably request; provided, however, that no actions shall be taken pursuant to this Section 5.04(a) that would result in a waiver of the attorney/client privilege. Notwithstanding the foregoing, if a party requests access to proprietary information of the other party, the disclosure of which would have a material adverse effect on the other party if the Closing were not to occur (giving effect to the requesting party's obligations under the Confidentiality Agreement), such information shall only be disclosed to the extent reasonably agreed upon by the chief financial officers (or their designees) of FPL and Entergy. All information exchanged pursuant to this Section 5.04(a) shall be subject to the Confidentiality Agreement.

          (b) Effect of Review. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

          SECTION 5.05. Regulatory Matters; Reasonable Best Efforts. (a) Regulatory Approvals. Each party hereto shall cooperate and promptly prepare and file all necessary documentation, to effect all necessary applications,



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                                                                         69

notices, petitions and filings, and shall use reasonable best efforts to obtain all necessary approvals and authorizations of all Governmental Authorities, necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Mergers and the other transactions contemplated by this Agreement, including the FPL Required Statutory Approvals and the Entergy Required Statutory Approvals; provided, however, that FPL shall have primary responsibility for the preparation and filing of any related applications, filings or other materials with the FPSC and, provided, further, that Entergy shall have primary responsibility for the preparation and filing of any related applications, filings or other materials with all Applicable PSCs, other than the FPSC, and the SEC with respect to the 1935 Act. FPL shall have the right to review and approve in advance all characterizations of the information relating to FPL, on the one hand, and Entergy shall have the right to review and approve in advance all characterizations of the information relating to Entergy, on the other hand, in either case, that appear in any application, notice, petition or filing made in connection with the Mergers or the other transactions contemplated by this Agreement. FPL and Entergy agree that they will consult and cooperate with each other with respect to the obtaining of all such necessary approvals and authorizations of Governmental Authorities.

          (b) Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (ii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (c) State Anti-Takeover Statutes. Without limiting the generality of Section 5.05(b), FPL and Entergy shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes applicable to the Mergers, this Agreement or any of


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                                                                         70


the other transactions contemplated by this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation becomes applicable to the Mergers, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

          SECTION 5.06. Stock Options; Restricted Stock and Equity Awards; Stock Plans. (a) Prior to the FPL Effective Time, the Board of Directors of FPL (or, if appropriate, any committee administering the FPL Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding stock options (the "FPL Employee Stock Options") granted under the FPL Option Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each FPL Employee Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such FPL Employee Stock Option, including vesting (taking into account any acceleration of vesting that may occur as a result of the FPL Shareholder Approval or the transactions contemplated hereby), the same number of shares of Company Common Stock at the same price per share of Company Common Stock (each, as so adjusted, a "FPL Adjusted Option");

               (ii) ensure that the conversion pursuant to Section 2.01(a) of the FPL Common Stock held by any director or officer of FPL and the conversion pursuant to this Section 5.06(a) into Company Stock Options of FPL Employee Stock Options held by any director or officer of FPL will be eligible for exemption under Rule 16b-3(e);

               (iii) make such other changes to the FPL Option Plans as FPL and Entergy may agree are appropriate to give effect to the FPL Merger, including as provided in Section 5.07;

               (iv) provide that each restricted share of FPL Common Stock shall be converted into a restricted share of Company Common Stock, on the same terms and



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                                                                         71

          conditions as were applicable to such share of FPL Common Stock, including vesting; and

                  (v) except as disclosed in Section 5.06(a) of the FPL Disclosure Letter, adjust the terms of all outstanding FPL equity or equity-based awards (other than FPL Employee Stock Options and restricted shares of FPL Common Stock), whether vested or unvested, as necessary to provide that each such award outstanding immediately prior to the Effective Time shall be amended and converted into an equity or equity-based award in respect of the same number of shares of Company Common Stock, on the same terms and conditions as were applicable to such FPL equity or equity-based award, including vesting.

          (b) Prior to the Entergy Effective Time, the Board of Directors of Entergy (or, if appropriate, any committee administering the Entergy Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding stock options (the "Entergy Employee Stock Options") granted under the Entergy Option Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Entergy Employee Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Entergy Employee Stock Option, including vesting (taking into account any acceleration of vesting that may occur as a result of the Entergy Shareholder Approval or the transactions contemplated hereby), the same number of shares of Company Common Stock (rounded down to the nearest whole share) as the holder of such Entergy Employee Stock Option would have been entitled to receive pursuant to the Entergy Merger had such holder been vested and exercised such Entergy Employee Stock Option in full immediately prior to the Effective Time, at a price per share of Company Common Stock (rounded up to the nearest cent) equal to (A) the aggregate exercise price for the shares of Entergy Common Stock otherwise purchasable pursuant to such Entergy Employee Stock Option divided by (B) the aggregate number of shares of Company Common Stock deemed purchasable pursuant to such Entergy Employee Stock Option (each, as so adjusted, a "Entergy Adjusted Option", and, together with the FPL Adjusted Options, the "Adjusted Options");



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                                                                         72

               (ii) ensure that the conversion pursuant to Section 2.01(b) of the Entergy Common Stock held by any director or officer of Entergy and the conversion pursuant to this Section 5.06(b) into Company Stock Options of Entergy Employee Stock Options held by any director or officer of Entergy will be eligible for exemption under Rule 16b-3(e);

               (iii) make such other changes to the Entergy Option Plans as FPL and Entergy may agree are appropriate to give effect to the Entergy Merger, including as provided in Section 5.07;

               (iv) provide that each restricted share of Entergy Common Stock shall be converted into a number of restricted shares of Company Common Stock equal to the Entergy Ratio, on the same terms and conditions as were applicable to such share of Entergy Common Stock, including vesting; and

               (v) except as disclosed in Section 5.06(b) of the Entergy Disclosure Letter, adjust the terms of all outstanding Entergy equity or equity-based awards (other than Entergy Employee Stock Options and restricted shares of Entergy Common Stock), whether vested or unvested, as necessary to provide that each such award outstanding immediately prior to the Effective Time shall be amended and converted into an equity or equity-based award in respect of a number of shares of Company Common Stock equal to the number of shares of Entergy Common Stock represented by such award multiplied by the Entergy Ratio, on the same terms and conditions as were applicable to such Entergy equity or equity-based award, including vesting.

          (c) As soon as practicable after the Effective Time, the Company shall deliver to the holders of FPL Employee Stock Options and Entergy Employee Stock Options (collectively, the "Stock Options") appropriate notices setting forth such holders' rights pursuant to the respective FPL Option Plans or Entergy Option Plans, as the case may be (collectively, the "Stock Plans"), and the agreements evidencing the grants of such Stock Options, and that such Stock Options and agreements shall be assumed by the Company and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Mergers).

          (d) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or


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                                                                         73


limitations on transfer and vesting with respect to Stock Options awarded under the Stock Plans, or any other plan, program or arrangement of FPL, Entergy or any of their subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Stock Options after giving effect to the Mergers and the assumption by the Company as set forth above.

          (e) At the Effective Time, by virtue of the Mergers, the Stock Plans shall be assumed by the Company, with the result that all obligations of FPL and Entergy under the Stock Plans, including with respect to awards outstanding at the Effective Time under each Stock Plan, shall be obligations of the Company following the Effective Time. Prior to the Effective Time, the Company shall take all necessary actions for the assumption of the Stock Plans, including the reservation, issuance and listing of Company Common Stock in a number at least equal to the number of shares of Company Common Stock that will be subject to Adjusted Options. As promptly as practicable following the Effective Time, the Company shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Company Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options remain outstanding.

          SECTION 5.07. Employee Matters. (a) Following the Effective Time, the Company will (subject to this Section 5.07 and Section 5.08) cause its subsidiaries to honor all obligations under any contracts, agreements, collective bargaining agreements, plans (as such may be amended in accordance with this Agreement) and commitments of FPL and Entergy and their respective subsidiaries that exist on the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement) that apply to any current or former employee, or current or former director, of either of the parties hereto or any of their subsidiaries; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements, plans (as such may be amended in accordance with this Agreement) and commitments in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.


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                                                                         74


          (b) At the Effective Time, it shall be the intent of the Company, that (subject to obligations under applicable law and applicable collective bargaining agreements) (i) any reductions in the employee work force of the Company and its subsidiaries shall be made on a fair and equitable basis (as determined by the Company and its subsidiaries), in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment prior to the Effective Time was with FPL and its subsidiaries or Entergy and its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis (as determined by the Company and its subsidiaries) in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries for which they are eligible and (ii) employees shall be entitled to participate in all job training, career development and educational programs of the Company and its subsidiaries for which they are eligible, and shall be entitled to fair and equitable consideration (as determined by the Company and its subsidiaries) in connection with any job opportunities with the Company and its subsidiaries, in each case without regard to whether employment prior to the Effective Time was with FPL and its subsidiaries or Entergy and its subsidiaries.

          (c) Subject to its obligations under applicable law and applicable collective bargaining agreements, the Company and its subsidiaries shall give credit under each of their respective employee benefit plans, programs and arrangements to employees for all service prior to the Effective Time with FPL or Entergy or their respective subsidiaries, as applicable, or any predecessor employer (to the extent that such credit was given by FPL or Entergy or any of their respective subsidiaries, as applicable) for all purposes for which such service was taken into account or recognized by FPL or Entergy or their respective subsidiaries, as applicable, but not to the extent crediting such service would result in duplication of benefits (including for benefit accrual purposes under defined benefit pension plans).

          SECTION 5.08. Indemnification, Exculpation and Insurance.
(a) Each of the Company, Merger Sub A and Merger Sub B agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or fiduciaries under benefit plans currently indemnified of FPL and its subsidiaries or Entergy and its subsidiaries, as the case may be, as provided in their respective certificates of incorporation, by-laws (or comparable organizational documents) or other agreements providing indemnification shall survive the Mergers and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors, officers, employees and fiduciaries under benefit plans currently indemnified of FPL or Entergy or their respective subsidiaries who become directors, officers, employees or fiduciaries under benefit plans of the Company will be entitled to the indemnity rights and protections afforded to directors, officers, employees and fiduciaries under benefit plans of the Company.

          (b) For six years after the Effective Time, the Company shall maintain in effect the directors' and officers' liability (and fiduciary) insurance policies currently maintained by FPL and Entergy covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by FPL's and Entergy's respective directors' and officers' liability insurance policies on terms with respect to such coverage and in amounts no less favorable than those set forth in the relevant policy in effect on the date of this Agreement. If such insurance coverage cannot be maintained, the Company shall maintain the most advantageous policies of directors' and officers' insurance otherwise obtainable.

          (c) The provisions of Section 5.08(a) (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.09. Fees and Expenses. (a) Except as provided in this
Section 5.09, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that each of FPL and Entergy shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees). The Company shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect


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                                                                         76


thereto), if any, that are attributable to (i) the transfer of the beneficial ownership of FPL's or Entergy's real property and (ii) the transfer of FPL Common Stock or Entergy Common Stock pursuant to this Agreement as a result of the Mergers. FPL and Entergy shall cooperate with the Company in the filing of such returns, including supplying any information that is reasonably necessary to complete such returns.

          (b) In the event that (i) following the FPL Shareholder Approval, an FPL Takeover Proposal shall have been made known to FPL or any of its subsidiaries or shall have been made directly to FPL's shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an FPL Takeover Proposal and thereafter this Agreement is terminated by either FPL or Entergy pursuant to Section 7.01(b)(i), (ii) prior to or during the FPL Shareholders Meeting (or any subsequent meeting of FPL shareholders at which it is proposed that the FPL Merger be approved), an FPL Takeover Proposal shall have been publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make an FPL Takeover Proposal and thereafter this Agreement is terminated by either FPL or Entergy pursuant to Section 7.01(b)(iii),
(iii) this Agreement is terminated by FPL pursuant to Section 7.01(d) or
(iv) this Agreement is terminated by Entergy pursuant to Section 7.01(j)(i) or (iii), then FPL shall immediately pay Entergy a fee equal to $215,000,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Entergy (x) pursuant to clause (i) of this paragraph (b) unless and until within 12 months of such termination FPL or any of its subsidiaries enters into any FPL Acquisition Agreement or consummates any FPL Takeover Proposal, in either case with the person (or an affiliate of such person) that made the FPL Takeover Proposal referred to in clause (i) of this paragraph (b), or (y) pursuant to clause (ii) of this paragraph (b) unless and until within 24 months of such termination FPL or any of its subsidiaries enters into any FPL Acquisition Agreement or consummates any FPL Takeover Proposal (for the purposes of the foregoing proviso the terms "FPL Acquisition Agreement" and "FPL Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03 except that the references to "20%" in the definition of "FPL Takeover Proposal" in Section 4.03(a) shall be deemed to be references to "35%"), in which event the Termination Fee shall be immediately payable upon the first to occur of such events.

          (c) In the event that (i) following the Entergy Shareholder Approval, an Entergy Takeover Proposal shall


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                                                                         77


have been made known to Entergy or any of its subsidiaries or shall have been made directly to Entergy's shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Entergy Takeover Proposal and thereafter this Agreement is terminated by either FPL or Entergy pursuant to Section 7.01(b)(i), (ii) prior to or during the Entergy Shareholders Meeting (or any subsequent meeting of Entergy shareholders at which it is proposed that the Entergy Merger be approved), an Entergy Takeover Proposal shall have been publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make an Entergy Takeover Proposal and thereafter this Agreement is terminated by either FPL or Entergy pursuant to Section 7.01(b)(ii), (iii) this Agreement is terminated by Entergy pursuant to
Section 7.01(g) or (iv) this Agreement is terminated by FPL pursuant to
Section 7.01(i)(i) or (iii), then Entergy shall immediately pay FPL the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to FPL (x) pursuant to clause (i) of this paragraph (b) unless and until within 12 months of such termination Entergy or any of its subsidiaries enters into any Entergy Acquisition Agreement or consummates any Entergy Takeover Proposal, in either case with the person (or an affiliate of such person) that made the Entergy Takeover Proposal referred to in clause (i) of this paragraph (c), or (y) pursuant to clause (ii) of this paragraph (c) unless and until within 24 months of such termination Entergy or any of its subsidiaries enters into any Entergy Acquisition Agreement or consummates any Entergy Takeover Proposal (for the purposes of the foregoing proviso the terms "Entergy Acquisition Agreement" and "Entergy Takeover Proposal" shall have the meanings assigned to such terms in Section 4.04 except that the references to "20%" in the definition of "Entergy Takeover Proposal" in
Section 4.04(a) shall be deemed to be references to "35%"), in which event the Termination Fee shall be immediately payable upon the first to occur of such events.

          (d) If this Agreement is terminated by FPL or Entergy pursuant to
Section 7.01(b)(i) (after an FPL Takeover Proposal shall have been made known to FPL or any of its subsidiaries or has been made directly to FPL's shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an FPL Takeover Proposal) or Section 7.01(b)(iii) (after the public disclosure of an FPL Takeover Proposal or the announcement by any person of the intention whether or not conditional) to make an FPL Takeover Proposal), by Entergy pursuant to Section 7.01(j)(i) or (iii) or by FPL pursuant to


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                                                                         78


Section 7.01(d), FPL shall reimburse Entergy promptly upon demand, but in no event later than three business days after the date of such demand, by wire transfer of same day funds, for all fees and expenses, incurred or paid by or on behalf of, Entergy in connection with the Mergers or the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Entergy; provided, however, that FPL shall not be obligated to make payments pursuant to this Section 5.09(d) in excess of $25,000,000 in the aggregate.

          (e) If this Agreement is terminated by FPL or Entergy pursuant to
Section 7.01(b)(i) (after an Entergy Takeover Proposal shall have been made known to Entergy or any of its subsidiaries or has been made directly to Entergy's shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an Entergy Takeover Proposal) or Section 7.01(b)(ii) (after the public disclosure of an Entergy Takeover Proposal or the announcement by any person of the intention (whether or not conditional) to make an Entergy Takeover Proposal), by FPL pursuant to Section 7.01(i)(i) or (iii) or by Entergy pursuant to Section 7.01(g), Entergy shall reimburse FPL promptly upon demand, but in no event later than three business days after the date of such demand, by wire transfer of same day funds, for all fees and expenses incurred, or paid by or on behalf of, FPL in connection with the Mergers or the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to FPL; provided, however, that Entergy shall not be obligated to make payments pursuant to this Section 5.09(e) in excess of $25,000,000 in the aggregate.

          (f) FPL acknowledges that the agreements contained in Sections 5.09(b) and 5.09(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Entergy would not enter into this Agreement; accordingly, if FPL fails promptly to pay the amount due pursuant to Section 5.09(b) or 5.09(d), and, in order to obtain such payment, Entergy commences a suit that results in a judgment against FPL for the fees set forth in Section 5.09(b) or 5.09(d), FPL shall pay to Entergy its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

          (g) Entergy acknowledges that the agreements contained in Sections 5.09(c) and 5.09(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FPL would not enter into this Agreement; accordingly, if Entergy fails promptly to pay the amount due pursuant to Section 5.09(c) or 5.09(e), and, in order to obtain such payment, FPL commences a suit that results in a judgment against Entergy for the fees set forth in Section 5.09(c) or 5.09(e), Entergy shall pay to FPL its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

          SECTION 5.10. Public Announcements. FPL and Entergy will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party, after consultation with counsel, may determine is required by applicable law.

          SECTION 5.11. Affiliates. As soon as practicable after the date of this Agreement, FPL shall deliver to Entergy, and Entergy shall deliver to FPL, a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the respective shareholders of Entergy and FPL, "affiliates" of FPL or Entergy, as the case may be, for purposes of Rule 145 under the Securities Act. FPL and Entergy shall use their respective reasonable best efforts to cause each such person to deliver to the Company as of the Closing Date, a written agreement substantially in the form attached as Exhibit D hereto.

          SECTION 5.12. NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock issuable to FPL's shareholders and Entergy's shareholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

          SECTION 5.13. Shareholder Litigation. Each of FPL and Entergy shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against FPL or Entergy, as


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                                                                         80


applicable, or any of their respective directors relating to the transactions contemplated by this Agreement.

          SECTION 5.14. Tax Treatment. Each of FPL and Entergy shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action, or fail to take any action, that would, or would reasonably be expected to, result in (i) the inability of either of the Mergers to constitute a tax-free transaction governed by Section 351 of the Code or (ii) the inability of FPL or Entergy to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

          SECTION 5.15. Common Stock Repurchases. FPL shall use commercially reasonable efforts to purchase prior to the Closing at prevailing market prices to the extent possible shares of FPL Common Stock for an aggregate consideration of $570,000,000 (which amount includes amounts remaining from FPL's common stock repurchase program announced prior to the date of this Agreement), and Entergy shall use commercially reasonable efforts to purchase prior to the Closing at prevailing market prices to the extent possible shares of Entergy Common Stock for an aggregate consideration of $430,000,000 (which amount includes amounts remaining from Entergy's common stock repurchase program announced prior to the date of this Agreement). Notwithstanding the foregoing, FPL or Entergy, as applicable, shall not be required to make any such purchases to the extent that (after considering factors including (i) the performance of the FPL Common Stock or the Entergy Common Stock, as applicable, in relation to the Standard & Poor's Electric Utility Index, (ii) whether such purchases are consistent with establishing with Standard & Poor's Corporation a BBB+ credit rating for the Company and maintaining with Standard & Poor's Corporation satisfactory credit ratings for FPL and its subsidiaries or Entergy and its subsidiaries, as applicable, (iii) the likelihood of the Closing occurring, (iv) whether such purchases would allow adequate resources to fund capital expenditures and (v) whether such purchases would be consistent with applicable law) FPL or Entergy, as applicable, reasonably determines that it would be imprudent to make such repurchases. FPL and Entergy shall consult on a regular basis concerning the purchases described in the first sentence of this Section 5.15 and cooperate in connection therewith. Neither FPL nor Entergy shall purchase shares pursuant to this Section 5.15 if it is reasonably likely that such purchases would result in the failure of the closing conditions set forth in Sections 6.02(c) and 6.03(c) or the failure of the Mergers and the other transactions contemplated hereby to be treated as a "purchase" of Entergy by FPL under GAAP.

          SECTION 5.16. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither FPL nor Entergy shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party unless required by applicable law. During such period, FPL or Entergy, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof.

                                 ARTICLE VI

                            Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation To Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approvals. Each of the Entergy Shareholder Approval and the FPL Shareholder Approval shall have been obtained.

          (b) No Injunctions or Restraints. No (i) temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court of competent jurisdiction preventing consummation of either of the Mergers or (ii) applicable Federal or state law prohibiting consummation of either of the Mergers (collectively, "Restraints") shall be in effect.

          (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (d) NYSE Listing. The shares of Company Common Stock issuable to FPL's shareholders and Entergy's shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          SECTION 6.02. Conditions to Obligations of FPL. The obligation of FPL to effect the FPL Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Entergy set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Entergy.

          (b) Performance of Obligations of Entergy. Entergy shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Tax Opinion. FPL shall have received from Cravath, Swaine & Moore, counsel to FPL, on the Closing Date, its opinion dated as of such date or no more than two days prior thereto, stating that the FPL Merger will be treated for Federal income tax purposes as a tax-free transaction governed by Section 351 of the Code. In rendering such opinion, counsel for FPL shall be entitled to rely upon representations of officers of FPL and Entergy substantially in the form set forth in Section 6.02(c) of the Entergy Disclosure Letter.

          (d) Statutory Approvals. The FPL Required Statutory Approvals and the Entergy Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Mergers and the transactions contemplated by this Agreement) at or prior to the Effective Time, such approvals shall have become Final
     Orders (as defined below) and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) the Company and its prospective subsidiaries taken as a whole or (ii) Entergy and its subsidiaries taken as a whole. A "Final Order" means action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (e) No Material Adverse Effect. Except as disclosed in the Entergy SEC Reports filed prior to the date of this Agreement or
     Section 3.02(f) of the Entergy Disclosure Letter, since December 31, 1999, there shall not have been any change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Entergy.

          (f) Closing Certificates. FPL shall have received a certificate signed by an executive officer of Entergy, dated the Effective Time, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.02(a), 6.02(b) and 6.02(e) have been satisfied.

          SECTION 6.03. Conditions to Obligations of Entergy. The obligation of Entergy to effect the Entergy Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of FPL set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on FPL.

          (b) Performance of Obligations of FPL. FPL shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Tax Opinion. Entergy shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Entergy, on the Closing Date, its opinion, dated as of such date or no more than two days prior thereto, stating that the Entergy Merger will be treated for

     Federal income tax purposes as a tax-free transaction governed by Section 351 of the Code. In rendering such opinion, counsel for Entergy shall be entitled to rely upon representations of officers of FPL and Entergy substantially in the form set forth in Section 6.02(c) of the Entergy Disclosure Letter.

          (d) Statutory Approvals. The FPL Required Statutory Approvals and the Entergy Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Mergers and the transactions contemplated by this Agreement) at or prior to the Effective Time, such approvals shall have become Final Orders and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) the Company and its prospective subsidiaries taken as a whole or (ii) FPL and its subsidiaries taken as a whole.

          (e) No Material Adverse Effect. Except as disclosed in the FPL SEC Reports filed prior to the date of this Agreement or Section 3.01(f) of the FPL Disclosure Letter, since December 31, 1999, there shall not have been any change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on FPL.

          (f) Closing Certificates. Entergy shall have received a certificate signed by an executive officer of FPL, dated the Effective Time, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.03(a), 6.03(b) and 6.03(e) have been satisfied.

          SECTION 6.04. Frustration of Closing Conditions. Neither FPL nor Entergy may rely on the failure of any condition set forth in Section 6.01,
6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Mergers and the other transactions contemplated by this Agreement, to the extent required by and subject to Section 5.05.

                                ARTICLE VII

                     Termination, Amendment and Waiver

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or (other than pursuant to clauses (d) and (g) below) after the Entergy Shareholder Approval or the FPL Shareholder Approval:

          (a) by mutual written consent of FPL and Entergy;

          (b) by either FPL or Entergy:

               (i) if the Mergers shall not have been consummated by April 30, 2002 (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this
          Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time; and provided, further, that, if on the Initial Termination Date the conditions to the Closing set forth in Sections 6.02(d) and/or 6.03(d) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to October 31, 2002;

               (ii) if the Entergy Shareholder Approval shall not have been obtained at an Entergy Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iii) if the FPL Shareholder Approval shall not have been obtained at an FPL Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iv) if any Restraint having any of the effects set forth in
          Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint; or

               (v) if any condition to the obligation of such party to consummate the FPL Merger or the Entergy Merger, as applicable, set forth in Section 6.02 (in the case of FPL) or in Section 6.03 (in the case of Entergy) becomes incapable of satisfaction prior to the Initial Termination Date (or, if the Initial Termination Date is extended in accordance with the second proviso to Section 7.01(b)(i), such date as extended); provided, however, in the case of Section 6.02(d) and 6.03(d), the Initial Termination Date shall refer to such date as it may be extended pursuant to the second proviso to Section 7.01(b)(i); and provided further, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

          (c) by FPL, if Entergy shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by Entergy or is not cured by Entergy within 30 days following receipt of written notice from FPL of such breach or failure to perform;

          (d) by FPL in accordance with Section 4.03(b); provided that, in order for the termination of this Agreement pursuant to this paragraph
     (d) to be deemed effective, FPL shall have complied with Section 4.03 and with applicable requirements, including the payment of the Termination Fee, of Section 5.09;

          (e) by FPL, if Entergy or any of its directors or officers shall participate in discussions or negotiations in breach (other than in immaterial respects) of Section 4.04;

          (f) by Entergy, if FPL shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by FPL or is not cured by FPL within 30 days following receipt of written notice from Entergy of such breach or failure to perform;

          (g) by Entergy in accordance with Section 4.04(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, Entergy shall have complied with
     Section 4.04 and with applicable requirements, including the payment of the Termination Fee, of Section 5.09;

          (h) by Entergy, if FPL or any of its directors or officers shall participate in discussions or negotiations in breach (other than in immaterial respects) of Section 4.03;

          (i) by FPL, if the Board of Directors of Entergy (or any committee thereof) (i) shall have withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Entergy Merger, (ii) shall fail to reaffirm such approval or recommendation within 10 business days of receipt of FPL's written request at any time when an Entergy Takeover Proposal shall have been made and not rejected by the Board of Directors of Entergy or (iii) shall have approved or recommended, or proposed to approve or recommend, an Entergy Takeover Proposal; or

          (j) by Entergy, if the Board of Directors of FPL (or any committee thereof) (i) shall have withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the FPL Merger, (ii) shall fail to reaffirm such approval or recommendation within 10 business days of receipt of Entergy's written request at any time when an FPL Takeover Proposal shall have been made and not rejected by the Board of Directors of FPL or (iii) shall have approved or recommended, or proposed to approve or recommend, an FPL Takeover Proposal.

          SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Entergy or FPL as provided in Section 7.01, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of FPL or Entergy, other than the provisions of Section 5.09, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its willful and material breach of this Agreement (including any such case in which a Termination Fee is, or any expenses of FPL or Entergy in connection with the transactions contemplated by this Agreement are, payable pursuant to Section 5.09 to FPL or Entergy, as the case may be (the "Injured Party"), to the extent any such liability or damage suffered by the Injured Party exceeds the amount of the Termination Fee and any expenses payable pursuant to Section 5.09 to the Injured Party).

          SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the FPL Shareholder Approval or the Entergy Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of FPL or Entergy without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or material waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of FPL or Entergy, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                ARTICLE VIII

                             General Provisions

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to FPL, to

               FPL Group, Inc.
               700 Universe Boulevard
               Juno Beach, Florida 33408

               Telecopy No.: (561) 691-7177

               Attention: Dennis P. Coyle

               with a copy to:

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, New York 10019

               Telecopy No.:  (212) 474-3700

               Attention:  George W. Bilicic, Jr.

          (b) if to Entergy, to

               Entergy Corporation
               639 Loyola Avenue
               New Orleans, Louisiana 70113

               Telecopy No.: (504) 576-2977

               Attention:  Michael G. Thompson

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               4 Times Square
               New York, New York 10036

               Telecopy No.: (212) 735-2000

               Attention: Sheldon S. Adler


          SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with FPL, Entergy or the Company, any change, effect, event, occurrence or state of facts (i) that is materially adverse to the business, assets, properties, financial condition or results of operations of such person and its subsidiaries taken as a whole or (ii) that prevents such person from performing its material obligations under this Agreement or prevents consummation of the transactions contemplated hereby;

          (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (d) "subsidiary" means, with respect to any person, any other person, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such other person is, directly or indirectly through subsidiaries or otherwise, beneficially owned by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

          SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (except for Section 7 thereof) (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement

(including Section 7 of the Confidentiality Agreement) and (ii) except for the provisions of Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

          SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal court located in the Borough of Manhattan in The City of New York, or if such court does not have jurisdiction, in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Federal court located in the Borough of Manhattan in The City of New York, or if such court does not have jurisdiction, in any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Borough of Manhattan in The City of New York, or if such court does not have jurisdiction, in any New York state court.

          SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.11. Waiver of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.


          IN WITNESS WHEREOF, FPL Group, Inc., Entergy Corporation, the Company, Merger Sub A and Merger Sub B have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        FPL GROUP, INC.,

                                          by  /s/ James L. Broadhead
                                              ----------------------
                                              Name:   James L. Broadhead
                                              Title:  Chairman and Chief
                                                      Executive Officer

                                        ENTERGY CORPORATION,

                                          by  /s/ J. Wayne Leonard
                                              ----------------------
                                              Name:   J. Wayne Leonard
                                              Title:  Chief Executive
                                                      Officer

                                        WCB HOLDING CORP.,

                                          by  /s/ Dennis P. Coyle
                                              ----------------------
                                              Name:   Dennis P. Coyle
                                              Title:  Vice President and
                                                      Secretary

                                        RANGER ACQUISITION CORP.,

                                          by  /s/ Dennis P. Coyle
                                              ----------------------
                                              Name:   Dennis P. Coyle
                                              Title:  Vice President and
                                                      Secretary

                                        RING ACQUISITION CORP.,

                                          by  /s/ J. Wayne Leonard
                                              ----------------------
                                              Name:   J. Wayne Leonard
                                              Title:  President

                                                                  EXHIBIT A
                                                    TO THE MERGER AGREEMENT



                FORM OF CERTIFICATE OF INCORPORATION OF THE
                      COMPANY AS OF THE EFFECTIVE TIME

                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                               [             ]

                  [             ], a corporation organized and existing under
the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY
AS FOLLOWS:

          1. The name of the corporation is [ ] and the name under which the corporation was originally incorporated is WCB Holding Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 25, 2000.

          2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the unanimous written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL, restates and integrates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, this "Certificate of Incorporation") reads as follows:

                               ARTICLE FIRST

                                    Name

                    The name of the corporation is [ ].


                               ARTICLE SECOND

                             Registered Office
                             -----------------

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                               ARTICLE THIRD

                                  Purpose
                                  -------

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the DGCL.

                               ARTICLE FOURTH

                               Capital Stock
                               -------------

          (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is o shares, consisting of o shares of Common Stock, par value $.01 per share (the "Common Stock"), and o shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into series and, with respect to each such series, to determine by resolution or resolutions the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such series of Preferred Stock to the full extent now or hereafter permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

          (c) Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

          (d) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of the holders of any series of the Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests. If the assets of the Corporation are not sufficient to pay the amounts, if any, owing to holders of shares of Preferred Stock in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

          (e) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

          (f) Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Common Stock shall vote together as a class, and every holder of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in such holder's name on the books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to applicable law. Subject to the rights of the holders of any series of Preferred Stock, stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation and no stockholder will be permitted to cumulate votes at any election of directors.

                               ARTICLE FIFTH

                             Board of Directors
                             ------------------

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, and subject to Section 2.11 of the By-laws of the Corporation, the Board of Directors shall consist of 15 directors or such other number as may be determined from time to time by the Board of Directors (as so adjusted, the "entire Board of Directors"). The Board of Directors may increase or decrease the number of directors by resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors so made by the Board of Directors shall shorten the term of any incumbent director and provided further that any such increase or decrease (including any change fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock) prior to the earlier of (x) the occurrence of the first vacancy on the Board of Directors with respect to a Ranger Director (as defined in Section 2.11(c) of the By-laws) following the 12-month anniversary of the Effective Time (as such term is defined in the Agreement and Plan of Merger dated as of July 30, 2000, by and among Ranger, Ring, the Corporation, Ranger Acquisition Corp. and Ring Acquisition Corp.) and
(y) the third annual stockholders' meeting of the Corporation that occurs following the end of the calendar year in which the Effective Time occurs shall require the affirmative vote of at least two-thirds of the entire Board of Directors. Except as otherwise provided by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation with respect to any directors elected by the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, directors shall be elected and each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, incapacity, resignation or removal from office in accordance with applicable law or pursuant to an order of a court of competent jurisdiction. The election of directors need not be by written ballot.

          (b) Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, and subject to Section 2.11 of the By-laws of the Corporation, any vacancy on the Board of Directors of the Corporation resulting from death, incapacity, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between annual meetings of stockholders shall be filled only by the vote of a majority of the directors then in office, even though less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or his or her earlier death, incapacity, resignation or removal from office in accordance with applicable law or pursuant to an order of a court of competent jurisdiction.

          (c) A director may be removed from office with or without cause; provided, however, that, subject to applicable law, any director elected by the holders of any series of Preferred Stock may be removed without cause only by the holders of a majority of the shares of such series of Preferred Stock.

                               ARTICLE SIXTH

                           Action by Stockholders
                           ----------------------

          (a) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Subject to paragraph (b) below, the ability of the stockholders to call a special meeting is hereby specifically denied.

          (b) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately as a class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of this Certificate of Incorporation.

                              ARTICLE SEVENTH

                 Amendment of Certificate of Incorporation
                 -----------------------------------------

          (a) The Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred on shareholders, directors and officers herein, if any, are granted subject to this reservation.

          (b) Prior to the date on which Section 2.11 of the By-laws of the Corporation terminates according to its terms, any action by the Board of Directors relating to any proposed amendment to or modification of ARTICLE FIFTH of this Certificate of Incorporation or this sentence shall require the affirmative vote of at least two-thirds of the entire Board.

                               ARTICLE EIGHTH

                            Amendment of By-laws
                            --------------------

          In furtherance and not in limitation of the powers conferred upon it by law, except as otherwise provided in Sections 2.11 and 3.03 of the By-laws of the Corporation as in effect on the date of this Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the affirmative vote of a majority of the entire Board of Directors.

                               ARTICLE NINTH

                          Limitation of Liability
                          -----------------------

          Except to the extent elimination or limitation of liability is not permitted by applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in such capacity. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                               ARTICLE TENTH

                         Liability of Stockholders
                         -------------------------

          The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts, and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

          IN WITNESS WHEREOF, I, the [INSERT TITLE] of the Corporation, have executed this Restated Certificate of Incorporation as of the o day of o, 2000, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Restated Certificate of Incorporation are true.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                  EXHIBIT B
                                                    TO THE MERGER AGREEMENT



                       FORM OF BY-LAWS OF THE COMPANY
                          AS OF THE EFFECTIVE TIME

                            AMENDED AND RESTATED
                                  BY-LAWS

                                     of

                                    [ ]

                            Effective as of o, o

                             TABLE OF CONTENTS


                                                                       Page
                                                                       ----

                                 ARTICLE I

                                Stockholders

SECTION 1.01.  Place of Stockholders' Meetings...........................1
SECTION 1.02.  Day and Time of Annual Meetings of
                  Stockholders...........................................1
SECTION 1.03.  Purposes of Annual Meetings...............................1
SECTION 1.04.  Special Meetings of Stockholders..........................2
SECTION 1.05.  Notice of Meetings of Stockholders........................3
SECTION 1.06.  Quorum of Stockholders....................................3
SECTION 1.07.  Chairman of the Board and Secretary
                  of Meeting.............................................4
SECTION 1.08.  Voting by Stockholders....................................4
SECTION 1.09.  Proxies...................................................5
SECTION 1.10.  Inspectors................................................5
SECTION 1.11.  List of Stockholders......................................5
SECTION 1.12.  Fixing of Record Date for Determination
                  of Stockholders of Record..............................5


                                 ARTICLE II

                                 Directors

SECTION 2.01.  Method of Election........................................6
SECTION 2.02.  Resignations and Vacancies on
                             Board.......................................8
SECTION 2.03.  Meetings of the Board.....................................8
SECTION 2.04.  Quorum and Action.........................................9
SECTION 2.05.  Presiding Officer and Secretary of
                  Meeting................................................9
SECTION 2.06.  Action by Consent without Meeting.........................9
SECTION 2.07.  Standing Committees.......................................9
SECTION 2.08.     Meetings of Committees................................11
SECTION 2.09.  Quorum of Committee......................................11
SECTION 2.10.  Other Committees.........................................11
SECTION 2.11.  Representation on the Board..............................12

                                ARTICLE III

                                  Officers

SECTION 3.01.  Officers, Titles, Elections, Terms.......................13

SECTION 3.02.  Powers and Duties of Officers............................14
SECTION 3.03.  Employment Agreements....................................14


                                 ARTICLE IV

                              Indemnification

SECTION 4.01.  Indemnification..........................................15
SECTION 4.02.  Insurance, Contracts and Funding.........................16
SECTION 4.03.  Indemnification; Not Exclusive
                  Right.................................................16
SECTION 4.04.  Advancement of Expenses..................................16
SECTION 4.05.  Indemnification Procedures;
                  Presumptions and Effect of
                  Certain Proceedings; Remedies;
                  Definitions...........................................17
SECTION 4.06.  Indemnification of Employees
                  and Agents............................................22
SECTION 4.07.  Severability.............................................22


                                 ARTICLE V

                               Capital Stock

SECTION 5.01.  Stock Certificates......................................23
SECTION 5.02.  Record Ownership........................................23
SECTION 5.03.  Transfer of Record Ownership............................23
SECTION 5.04.  Transfer Agent; Registrar; Rules
                  Respecting Certificates..............................24



                                 ARTICLE VI

                     Securities Held by the Corporation

SECTION 6.01.  Voting..................................................24

SECTION 6.02.  General Authorization to Transfer
                  Securities held by the
                  Corporation..........................................24

                                ARTICLE VII

                            Amendment of By-laws

SECTION 7.01. Amendment................................................25


                                ARTICLE VIII

                               Other Officers

SECTION 8.01. Registered Office and Agent..............................25
SECTION 8.02. Other Offices............................................25

                        AMENDED AND RESTATED BY-LAWS

                                     of

                                    [ ]

               (A CORPORATION ORGANIZED UNDER THE LAWS OF THE
                   STATE OF DELAWARE, THE "CORPORATION")
                           (EFFECTIVE AS OF o, o)


                                 ARTICLE I

                                Stockholders
                                ------------

          SECTION 1.01. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Corporation's Board of Directors (the "Board", and each member thereof a "Director") from time to time or as shall be specified in the respective notices thereof.

          SECTION 1.02. Day and Time of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held at such date and hour as shall be determined by the Board and designated in the notice thereof. Any previously scheduled annual meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

          SECTION 1.03. Purposes of Annual Meetings. (a) Subject to the rights of the holders of any series of Preferred Stock of the Corporation, at each annual meeting, the stockholders shall elect the Directors. At any such annual meeting any other business properly brought before the meeting may be transacted.

          (b) To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of notice provided for in this
Section 1.03(b), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 1.03(b). For business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder actions under applicable law and the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary") at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that the first such anniversary date occurring after the effective date of these By-laws shall be deemed to be o, o). Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the "Certificate") or these By-laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 1.03(b), and the presiding officer of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the second preceding sentence.

          SECTION 1.04. Special Meetings of Stockholders. (a) Except as otherwise expressly required by the Certificate or applicable law and subject to the rights of the holders of any series of Preferred Stock of the Corporation, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman of the Board or by a majority vote of the entire Board of Directors, as defined in the Certificate (the "entire Board"), to be held at such place (within or without the State of Delaware), date and hour as shall be determined by the Chairman or the Board, as applicable, and designated in the notice thereof. At any such special meeting any business properly brought before the meeting may be transacted.

          (b) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or (ii) otherwise properly brought before the meeting by or at the direction of the Board. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 1.04(b) or as required by applicable law.

          SECTION 1.05. Notice of Meetings of Stockholders. Except as otherwise expressly required by the Certificate or applicable law, not less than ten days nor more than 60 days before the date of every annual or special stockholders' meeting the Secretary shall cause to be delivered to each stockholder of record entitled to vote at such meeting notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by applicable law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the address for notices to such stockholder as it appears on the books of the Corporation.

          SECTION 1.06. Quorum of Stockholders. (a) Unless otherwise expressly required by the Certificate or applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor be entitled to vote at any meeting of the stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including its own stock, held by it in a fiduciary capacity.

          (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time. Whether or not a quorum is present, the officer presiding thereat shall have power to adjourn the meeting from time to time. Except as otherwise expressly required by applicable law, notice of any adjourned meeting other than announcement at the meeting at which an adjournment is taken shall not be required to be given.

          (c) At any adjourned meeting, any business may be transacted that might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

          SECTION 1.07. Chairman of the Board and Secretary of Meeting. The Chairman of the Board or, in his or her absence, another officer of the Corporation designated by the Chairman of the Board, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

          SECTION 1.08. Voting by Stockholders. (a) Except as otherwise expressly required by the Certificate or applicable law, at every meeting of the stockholders each stockholder of record shall be entitled to the number of votes specified in the Certificate (or, with respect to any series of Preferred Stock, in the applicable certificate of designations providing for the creation of such series), in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 1.12 of these By-laws as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

          (b) When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote at such meeting, unless the question is one upon which by express provision of law, the rules or regulations of any stock exchange or governmental or regulatory body applicable to the Corporation, the Certificate or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          (c) Except as otherwise expressly required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting.

          SECTION 1.09. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his or her attorney-in-fact or proxy.

          SECTION 1.10. Inspectors. Prior to each meeting of stockholders, the Board shall appoint not less than two nor more than seven inspectors of election who shall have such duties and perform such functions in connection with the meeting as shall be determined by the Board.

          SECTION 1.11. List of Stockholders. (a) At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

          (b) Such list shall be open to examination by any stockholder for any purpose germane to the meeting as required by applicable law.

          (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 1.12. Fixing of Record Date for Determination of Stockholders of Record. (a) The Board may fix a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of a meeting of the stockholders. If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a stockholders' meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          (b) The Board may fix a date as the record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the stockholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 calendar days prior to such action. If no record date is fixed by the Board, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                 ARTICLE II

                                 Directors

          SECTION 2.01. Method of Election. Directors need not be stockholders of the Corporation or citizens of the United States of America. Persons who, on the date of the stockholders' meeting at which they would be elected, would be older than 71 years of age shall not be eligible to be nominated for election as Directors. Any Director whose seventy-first birthday occurs on or after the date of his or her election to the Board shall be permitted to complete his or her term in office.

          Subject to the rights of the holders of any series of Preferred Stock of the Corporation, nominations of persons for election as Directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 2.01 and who is entitled to vote for the election of Directors. Any stockholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that the first such anniversary date occurring after the effective date of these By-laws shall be deemed to be o, o) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a Director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The presiding officer of any meeting of stockholders to elect Directors and the Board may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.01 shall be eligible to serve as Directors of the Corporation.

          At each meeting of the stockholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

          SECTION 2.02. Resignations and Vacancies on Board. Any Director may resign from office at any time by delivering a resignation to the Chairman of the Board or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Subject to Section 2.11 of these By-laws, any vacancy on the Board shall be filled as specified in the Certificate.

          SECTION 2.03. Meetings of the Board. (a) The Board may hold its meetings, both regular and special, either within or outside the State of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

          (b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

          (c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders and shall be for the election of officers and the transaction of such other business as may come before such meeting.

          (d) Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or at the request of Directors constituting one-third of the number of Directors then in office.

          (e) Members of the Board or any Committee of the Board may participate in a meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and by any other means of remote communication permitted by applicable law, and such participation shall constitute presence in person at such meeting.

          (f) The Secretary shall give notice to each Director of any meeting of the Board by mailing, faxing or otherwise electronically delivering the same at least two days before the meeting or by personally delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present except when such Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 2.04. Quorum and Action. Except as otherwise expressly required by the Certificate, these By- laws or applicable law, at any meeting of the Board, the presence of at least a majority of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate or these By-laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

          SECTION 2.05. Presiding Officer and Secretary of Meeting. The Chairman of the Board or, in the absence of the Chairman of the Board, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.

          SECTION 2.06. Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting as permitted by applicable law.

          SECTION 2.07. Standing Committees. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on the Standing Committees established by this Section 2.07. Each Standing Committee shall be comprised of such even number of Directors, not less than two, as shall be elected to such Committee. At the Effective Time (as such term is defined in the Agreement and Plan of Merger dated July 30, 2000, by and among Ranger, Ring, the Corporation, Ranger Acquisition Corp. and Ring Acquisition Corp. (the "Merger Agreement")), each Standing Committee shall be comprised of an equal number of Ranger Directors and Ring Directors (as such terms are defined in Section 2.11(c)). Each Committee shall keep a record of all its proceedings and report the same to the Executive Committee and/or the Board. The chairmen of the various Committees shall preside, when present, at all meetings of such Committees, and shall have such powers and perform such duties as the Board may from time to time prescribe. The Standing Committees of the Board, and functions of each, are as follows:

          (a) Executive Committee. Except as otherwise expressly required by applicable law, the Executive Committee shall, during the intervals between the meetings of the Board, possess and exercise all of the powers of the Board in the management of the property, business and affairs of the Corporation.

          (b) Audit Committee. The Audit Committee shall aid the Board in carrying out its responsibilities for accurate and informative financial reporting, shall assist the Board in making recommendations with respect to the efforts of the management of the Corporation to maintain and improve financial controls, shall review reports of examination by the independent auditors of the Corporation and, except as otherwise expressly required by applicable law, shall have authority to act for the Board in any matter delegated to the Committee by the Board. The Committee shall recommend each year an independent certified public accounting firm as independent auditors for the Corporation.

          (c) Finance Committee. The Finance Committee shall periodically formulate and recommend for approval to the Board the financial policies of the Corporation, including management of the financial affairs of the Corporation. All capital expenditures of the Corporation shall be reviewed by the Committee and recommended for approval to the Board. The Committee may authorize another committee of the Board or one or more of the officers of the Corporation to approve borrowings, loans, capital expenditures and guarantees up to such specified amounts or upon such conditions as the Committee may establish, subject to the approval of the Board.

          (d) Compensation Committee. The Compensation Committee shall exercise the power of oversight of the compensation and benefits of the employees of the Corporation, and shall be charged with evaluating management performance and establishing executive compensation.

          (e) Nominating Committee. Subject to Section 2.11 of these By-laws, the Nominating Committee shall identify and evaluate potential nominees for election to the Board and recommend candidates for all directorships to be filled by the stockholders or the Board. Subject to
Section 2.11 of these By-laws, the Committee, in consultation with the Chairman of the Board and the Chief Executive Officer of the Corporation, shall make recommendations to the Board regarding the size and composition of the Board, shall recommend to the Board criteria regarding the personal qualifications required for Board membership, shall establish procedures for the nomination process, shall evaluate the performance of the Board as a whole and shall annually evaluate Board practices and recommend appropriate changes to the Board.

          (f) Nuclear Committee. The Nuclear Committee shall review and generally oversee, and make reports and recommendations to the Board in connection with, the operation of the Corporation's nuclear generating units, shall discuss such matters with the personnel and consultants of the Corporation, may commission, undertake, receive and review studies and reports on such matters and shall perform such other services as the Board shall direct from time to time by resolution of the Board.

          SECTION 2.08. Meetings of Committees. Regular meetings of any committee may be held without notice at such time and at such place, within or outside the State of Delaware, as from time to time shall be determined by such Committee. The Chairman of the Board, the Board or the committee by vote at a meeting, or by two members of any committee in writing without a meeting, may call a special meeting of any such Committee at any time by giving each such committee member at least two days notice of the date, time and place of the meeting. Such notice may be given orally or in writing in accordance with Section 2.03(f) hereof. Unless otherwise provided in the Certificate, these By-laws or by law, neither business to be transacted at, nor the purpose of, any regular or special meeting of any such committee need be specified in the notice or any waiver of notice.

          SECTION 2.09. Quorum of Committee. At all meetings of any committee a majority of the total number of its members shall constitute a quorum for the transaction of business. Except in cases in which it is by law, by the Certificate, by these By-laws, or by resolution of the Board otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the members of the Committee present by majority vote may adjourn the meeting from time to time, without notice other than by verbal announcement at the meeting, until a quorum shall attend.

          SECTION 2.10. Other Committees. By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees, Standing or otherwise, as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, as permitted by the Articles, these By-laws and by law.

          SECTION 2.11. Representation on the Board. (a) Unless this provision terminates pursuant to Section 2.11(c) below, from the Effective Time until the third annual stockholders' meeting of the Corporation that occurs following the end of the calendar year in which the Effective Time occurs (the "Transition Time"), the Board shall consist of eight Ranger Directors and seven Ring Directors (as such terms are defined below). If, at any time prior to the Transition Time, (A) the number of Ranger Directors does not exceed by one the number of Ring Directors serving, or the number of Ranger Directors that would be serving following the next stockholders' meeting at which Directors are to be elected would not exceed by one the number of Ring Directors then serving, then the Board and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting at which Directors are to be elected such person or persons as may be designated by the remaining Ranger Directors (if the number of Ranger Directors is, or would otherwise become, less than or equal to the number of Ring Directors) or by the remaining Ring Directors (if the number of Ring Directors is, or would otherwise become, less than one less than the number of Ranger Directors) to ensure that, following such election, the number of Ranger Directors serving on the Board exceeds by one the number of Ring Directors serving on the Board or (B) there shall occur any vacancy in any directorship held by any Ranger Director or Ring Director, then the Board shall appoint for the remainder of the full term of such directorship such person or persons as may be designated by the remaining Ranger Directors (if the number of Ranger Directors is, or would otherwise become, less than or equal to the number of Ring Directors) or by the remaining Ring Directors (if the number of Ring Directors is, or would otherwise become, less than one less than the number of Ranger Directors).

          (b) Following the 12-month anniversary of the Effective Time, the first vacancy on the Board that occurs with respect to a Ranger Director shall not be filled and instead the number of directors that constitutes the entire Board of Directors at such time shall be reduced by one.

          (c) The provisions of this Section 2.11 shall be of no further effect after the earlier of (x) the occurrence of the first vacancy on the Board with respect to a Ranger Director following the 12-month anniversary of the Effective Time (and the reduction in the number of directors by one in accordance with clause (b) above) and (y) the third annual stockholders' meeting of the Corporation that occurs following the end of the calendar year in which the Effective Time occurs. The term "Ranger Director" means (i) any person serving as a director of Ranger prior to the Effective Time and who becomes a Director of the Corporation and (ii) any person who becomes a Director of the Corporation pursuant to the last sentence of subsection (a) above and is designated by the Ranger Directors; and the term "Ring Director" means (i) any person serving as a director of Ring prior to the Effective Time and who becomes a Director of the Corporation and (ii) any person who becomes a Director of the Corporation pursuant to the last sentence of subsection (a) above and who is designated by the Ring Directors. Prior to the Transition Time, (i) any action by the Board relating to any proposed amendment to or modification of ARTICLES FIFTH or EIGHTH of the Certificate and (ii) any amendment to or modification of this Section 2.11 or any provision of these By-laws that refers to this Section 2.11 shall require the affirmative vote of at least two-thirds of the entire Board.

                                ARTICLE III

                                  Officers
                                  --------

          SECTION 3.01. Officers, Titles, Elections, Terms. (a) Subject to
Section 3.03 of these By-laws, the Board may from time to time elect a Chairman of the Board, a Chief Executive Officer, a President, Group President(s), a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer, a Secretary and a General Counsel, each to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or applicable law or pursuant to an order of a court of competent jurisdiction.

          (b) The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or applicable law or pursuant to an order of a court of competent jurisdiction. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person's authority and duties.

          (c) Any two or more offices may be held simultaneously by the same person, except as otherwise expressly required by applicable law.

          (d) Subject to Section 3.03 of these By-laws, any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or applicable law or pursuant to an order of a court of competent jurisdiction.

          (e) Subject to Section 3.03 of these By-laws, any officer or agent may be removed at any time by the affirmative vote of a majority of the entire Board.

          (f) Any officer may resign from office at any time. Such resignation shall be made in writing and given to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          SECTION 3.02. Powers and Duties of Officers. Subject to Section
3.03 of these By-laws, the officers of the Corporation shall have such powers and duties as usually pertain to their respective offices, except as otherwise directed by the Board or any designee thereof, and shall also have such powers and duties as may from time to time be conferred upon them by the Board or any such designee.

          SECTION 3.03. Employment Agreements. Except as to election to the positions with the Corporation provided for in the employment agreements between the Corporation and James L. Broadhead and the Corporation and J. Wayne Leonard (each an "Employment Agreement" and collectively the "Employment Agreements"), each entered into in connection with the Merger Agreement, and until the earlier of (x) the occurrence of the first vacancy on the Board with respect to a Ranger Director following the 12-month anniversary of the Effective Time and (y) the third annual stockholders' meeting of the Corporation that occurs following the end of the calendar year in which the Effective Time occurs, (i) the election of any other person to the positions with the Corporation provided for in the Employment Agreements, (ii) the removal or replacement of Messrs. Broadhead or Leonard from one or more of such positions, (iii) any amendment to or modification of this Section 3.03 or (iv) any amendment to or modification of the Employment Agreements, shall require the affirmative vote of at least two-thirds of the entire Board.

                                 ARTICLE IV

                              Indemnification

          SECTION 4.01. Indemnification. (a) The Corporation, to the fullest extent permitted by applicable law, shall indemnify any person who was or is a Director or officer of the Corporation and who was or is involved in any manner (including as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a "Proceeding"), by reason of the fact that such person was or is a Director or officer of the Corporation or, while a Director or officer of the Corporation, was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an "Indemnitee". Until such final determination is made, such former or present Director or officer shall be a "Potential Indemnitee" for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.01(a), but subject to Section 4.05(c)(iv) hereof, the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.05(d)); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a

Change in Control (as defined in Section 4.05(d)) has occurred.

          (b) Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including this Section 4.01(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

          SECTION 4.02. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.01(a) or Section 4.06 of this Article 4 or incurred by any such Director, officer, employee or agent in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

          SECTION 4.03. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which an Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

          SECTION 4.04. Advancement of Expenses. All reasonable expenses (including attorneys' fees) incurred by or on behalf of any Potential Indemnitee in connection with any Proceeding shall be advanced to such Potential Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from such Potential Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such Potential Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article
4. Notwithstanding the foregoing provisions of this Section 4.04, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

          SECTION 4.05. Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies; Definitions. In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

          (a) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and
(B) the receipt by the Corporation of written notice of final disposition of the Proceeding in respect of which indemnification is sought. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Potential Indemnitee has requested indemnification.

          (ii) The Potential Indemnitee's entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested

Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel (as defined in Section 4.05(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.05(b) of this Article 4.

          (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.05(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

          (b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.05(a)(i) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.05(a) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) final disposition of the Proceeding in respect of which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner that the Potential Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

          (c) Remedies. (i) In the event that a determination is made pursuant to Section 4.05(a) of this Article 4 that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Potential Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

          (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.05(a) or (b) of this Article 4, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by applicable law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.05(a) or (b) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause (A) or (B) of this subsection (each, a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

          (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.05(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

          (iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.05(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration if such person prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

               (d)  Definitions.  For purposes of this Article 4:

               (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 15% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger, consolidation or share exchange (or other comparable transaction) in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any year, individuals who at the beginning of such year constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of the Directors then still in office who were Directors at the beginning of such year) cease for any reason to constitute at least a majority of the Board.

                  (ii) "Disinterested Director" means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential
         Indemnitee.

                  (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee or Potential Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitee in an action to determine the Indemnitee's or Potential Indemnitee's rights under this Article 4.

          SECTION 4.06. Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of a Covered Entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of applicable law. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board.

          SECTION 4.07. Severability. If any provision or provisions of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(ii) to the fullest extent possible, the provisions of this Article 4 (including all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed, to the fullest extent possible, so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                 ARTICLE V

                               Capital Stock

          SECTION 5.01. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. In addition, such certificates may be signed by a transfer agent of a registrar (other than the Corporation itself) and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on such certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issuance.

          Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

          SECTION 5.02. Record Ownership. A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by applicable law.

          SECTION 5.03. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

          SECTION 5.04. Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies (which may include the Corporation) where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices (which may include the Corporation) where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

                                ARTICLE VI

                    Securities Held by the Corporation

          SECTION 6.01. Voting. Unless the Board shall otherwise order, any officer of the Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.

          SECTION 6.02. General Authorization to Transfer Securities held by the Corporation. (a) Any officer of the Corporation is hereby authorized and empowered to transfer, convert, endorse, sell, assign and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

                  (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing Section 6.02(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers is still in full force and effect.

                                ARTICLE VII

                            Amendment of By-laws

          SECTION 7.01. Amendment. Except as otherwise expressly provided in the Certificate or in Sections 2.11 and 3.03 of these By-laws, these By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board.

                                ARTICLE VIII

                             Offices and Agent

          SECTION 8.01. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

          SECTION 8.02. Other Offices. The Corporation may also have offices at other places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                                                  EXHIBIT C
                                                    TO THE MERGER AGREEMENT


                    Corporate Governance of the Company
                        Following the Effective Time

Board of Directors

          Until the 12-month anniversary of the Effective Time (the "Transition Time"), the Board of Directors of the Company shall consist of eight directors designated by Ranger (the "Ranger Designees") and seven directors designated by Ring (the "Ring Designees"). This arrangement will also be as set forth in Article Fifth of the Articles of Incorporation of the Company (attached as Exhibit A to the Merger Agreement) and Section
2.11 of the By-laws of the Company (attached as Exhibit B to the Merger Agreement).

Committees of the Board of Directors and Chairpersons of Committees

          Following the Effective Time, the Board of Directors of the Company shall initially have six standing committees: the Executive Committee (Chairperson: James L. Broadhead), the Audit Committee (Chairperson: to be a Ranger Designee), the Finance Committee (Chairperson:
Robert v.d. Luft), the Nominating Committee (Chairperson: J. Wayne Leonard), the Compensation Committee (Chairperson: to be a Ranger Designee) and the Nuclear Committee (Chairperson: George W. Davis). At the Effective Time, (i) the Chairmen of each of the Committees of the Board shall comprise the membership of the Executive Committee and (ii) each other standing committee shall be comprised of an equal number of Ranger Designees and Ring Designees. At the Transition Time, Mr. Broadhead shall become the Chairman of the Nominating Committee and Mr. Leonard shall become the Chairman of the Executive Committee.


Chairman of the Board and Chief Executive Officer

          From and after the Effective Time and until the Transition Time, and pursuant to the terms of the employment agreements entered into between the Company and James L. Broadhead and the Company and J. Wayne Leonard (each an "Employment Agreement" and collectively the "Employment Agreements") and subject to Section 3.03 of the Company's By-laws, (i) Mr. Broadhead shall hold the position of Chairman of the Board of the Company (in which position he shall serve in an executive capacity and shall be responsible for implementation of the integration of the Ranger and Ring businesses) and (ii) Mr. Leonard shall hold the positions of Chief Executive Officer and President of the Company. In such capacities, Mr. Broadhead shall report to the Board of Directors of the Company and Mr. Leonard shall report to Mr. Broadhead. As Chief Executive Officer, Mr. Leonard shall have all normal chief executive officer rights and responsibilities, including direct charge of and general supervision over the business affairs of the Company, interaction with and presentation of matters to the Board of Directors and such other duties, rights and responsibilities as may be assigned to him by the Board of Directors. In addition, Mr. Leonard shall have input into the implementation of the integration of the Ranger and Ring businesses, although Mr. Broadhead shall have sole responsibility for such implementation. Following the Transition Time and prior to the time of the third annual shareholders' meeting of the Corporation that occurs following the calendar year in which the Effective Time occurs, and pursuant to the Employment Agreements and subject to Section 3.03 of the By-laws of the Company, (i) Mr. Broadhead shall hold the position of Chairman of the Board of the Company (in which position he shall serve in a nonexecutive capacity) and (ii) Mr. Leonard shall hold the positions of Chief Executive Officer and President of the Company. In such capacity, Mr. Leonard shall report to the Board of Directors. If, at the Effective Time, either of such persons is unable or unwilling to hold such offices as set forth herein, his successor shall be elected at such time by the Board of Directors of the Company in accordance with Section 3.03 of the By-laws of the Company. The authority, duties and responsibilities of the Chairman of the Board and the Chief Executive Officer, respectively, shall be set forth in the Employment Agreements, which Employment Agreements shall also set forth in their entirety the rights and remedies of Messrs. Broadhead and Leonard with respect to employment with the Company.

Vice Chairmen of the Board

          At the Effective Time, each of Robert v.d. Luft and a Ranger Designee shall be appointed to the position of Vice Chairman of the Board of the Company.

                                                                  EXHIBIT D
                                                    TO THE MERGER AGREEMENT




WCB Holding Corp.
700 Universe Boulevard
Juno Beach, FL  33408





                          Form of Affiliate Letter

Dear Sirs:

          The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 30, 2000, among FPL Group, Inc., a Florida corporation ("FPL"), Entergy Corporation, a Delaware corporation ("Entergy"), WCB Holding Corp., a Delaware corporation (the "Company"), Ranger Acquisition Corp., a Florida corporation, and Ring Acquisition Corp., a Delaware corporation. Capitalized terms used but not defined in this letter have the meanings ascribed to such terms in the Merger Agreement.

          The undersigned, a holder of shares of [FPL/Entergy] Common Stock, is entitled to receive in connection with the [FPL/Entergy] Merger shares of Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of [FPL/Entergy] within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Company Common Stock received by the undersigned in exchange for any shares of [FPL/Entergy] Common Stock pursuant to the [FPL/Entergy] Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that the Company is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

          The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Company Common Stock received by the undersigned in exchange for shares of [FPL/Entergy] Common

Stock pursuant to the [FPL/Entergy] Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

          In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Company Common Stock received by the undersigned in the [FPL/Entergy] Merger, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no- action letter referred to above. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any [FPL/Entergy] securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Company Common Stock sold as indicated in such letter.

          The undersigned acknowledges and agrees that (i) the Company Common Stock issued to the undersigned will all be in certificated form and
(ii) the legend set forth below will be placed on certificates representing Company Common Stock received by the undersigned in the [FPL/Entergy] Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such legend is no longer required for purposes of the Securities Act.

          There will be placed on the certificates for the Company Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirement of the Securities Act of 1933."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Company Common Stock and (ii) the receipt by the Company of this letter is an inducement and a condition to [FPL/Entergy]'s and the Company's respective obligations to consummate the [FPL/Entergy] Merger.

                                          Very truly yours,



Dated:

                                                                    ANNEX I
                                                               TO EXHIBIT D




[Holdco]
o


          On                   , the undersigned sold the securities of WCB
Holding Corp. (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of [Ranger Acquisition Corp., a Florida corporation, with and into FPL Group, Inc., a Florida corporation/Ring Acquisition Corp., a Delaware corporation, with and into Entergy
Corporation, a Delaware corporation].

          Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933 (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                           Very truly yours,



Dated:



[Space to be provided for description of securities.]